                                                 EXHIBIT 99.B14(a)


          KEMPER
RETIREMENT PLAN PROTOTYPE

A Keogh/Corporate Retirement
Plan for Professionals and
    Small Corporations

    THE KEMPER RED BOOK

                               TABLE OF CONTENTS

CHOOSING YOUR PLAN...................................     SECTION 1

PLAN INSTALLATION FORMS..............................     SECTION 2

PARTICIPANT RECORDS .................................     SECTION 3

PLAN DOCUMENT .......................................     SECTION 4


CHOOSING YOUR PLAN

RETIREMENT PLANNING SOLUTIONS THAT BENEFIT BOTH YOU AND YOUR EMPLOYEES

     Providing for retirement is an increasing concern for employers, as well as employees. With a shrinking work force, employers will have to be more competitive than ever to attract a qualified staff. The rising costs of traditional pension plans, however, can be a significant financial drain on a company's profits. So how can a company remain competitive and not risk its bottom line?

     Many employers have discovered that defined contribution plans such as Money Purchase and Profit Sharing plans provide a viable solution that can benefit both the company and its employees.

 FIND OUT IF ONE OF THESE PLANS IS RIGHT FOR YOU...

     With the variety of retirement plans available today, it's often difficult to know which one is best for your company's needs. If you're a sole proprietor, independent contractor, owner of a small business or in private practice, with few or no employees, and are looking for a way to save for retirement and reduce your tax liabilities, consider one of these plans.

     PROFIT SHARING PLAN

          A profit sharing plan is just that - a plan that enables the employees to participate in the profits of the company. The flexibility of contribution limits and the relative ease of maintenance make profit sharing plans an attractive alternative for both employers and employees.

          A profit sharing plan allows employees to participate in the company's success, thereby giving further incentive for employee productivity and loyalty. More profits mean higher contributions, up to legal limits.

     MONEY PURCHASE PLAN

          A money purchase plan shares many of the same advantages and features of a profit sharing plan, but has a higher contribution level. It has the same eligibility requirements, tax benefits and distribution choices. The difference is in the contribution limits and requirements.

               - Allows for higher contribution levels

               - Contribution levels are fixed

          Because there is a fixed contribution formula, required contributions can be easily computed and budgeted. Once a percentage has been determined, contributions are mandatory each year, and for the same percentage level - regardless of whether the company is profitable that year. Failure to contribute the required amount in a year could result in stiff tax penalties, and jeopardize the qualified status of the plan.

------------------------------------------------------------------------------------------------------------
TYPE OF PLAN                 PROFIT SHARING               MONEY PURCHASE               COMBINATION
------------------------------------------------------------------------------------------------------------
TYPE OF CONTRIBUTION         Flexible                     Fixed                        Flexible/Fixed
------------------------------------------------------------------------------------------------------------
MAXIMUM ANNUAL               15% of                       25% of                       25% of
CONTRIBUTION LIMIT           Eligible Payroll             Eligible Payroll             Eligible Payroll
------------------------------------------------------------------------------------------------------------
PARTICIPANT                  25% of Compensation          25% of Compensation          25% of Compensation
ANNUAL LIMIT                 not to Exceed $30,000        not to Exceed $30,000        not to Exceed $30,000
------------------------------------------------------------------------------------------------------------

     COMBINED MONEY PURCHASE AND PROFIT SHARING PLAN

     Many employers like the idea of making contributions as high as 25% of eligible payroll, but are not comfortable committing to this every year. Fortunately, the IRS allows a combination or "paired" plan that gives the "best of both worlds."

          - Higher contribution levels of a money purchase plan

          - Flexible contribution limits of a profit sharing plan

     Paired plans combine the flexibility of a profit sharing plan with the higher contribution limits of a money purchase pension plan. A combined plan lets you enjoy control over a portion of the contribution similar to a profit sharing plan, but also offers the higher contribution limits found in a money purchase plan. Employees are assured that they will be provided with at least some level of retirement benefit.

     Typically, if an employer wishes to maximize the contribution, he or she would set the money purchase plan contribution at 10%, which would be mandatory each year, and allow the remaining 15% to be a part of the profit sharing plan, which is contingent on whether or not the company can afford it. That way, the employer is only locked into a 10% mandatory contribution rather than 25%.

THE KEMPER RED BOOK KEOGH PROTOTYPE

     The Plan Document, contained in the last section of this booklet, provides the plan parameters for self-employed partnerships and corporations, and has been amended for the Tax Reform Act of 1986. Investors Fiduciary Trust Company (IFTC) will act as trustee for a plan using Kemper mutual funds. Kemper Investors Life Insurance Company (KILICO) annuities do not require a trustee. Before any contributions can be made to the plan, an Adoption Agreement (see section entitled "Plan Installation Forms") that outlines the plan parameters must be signed and dated.

  ELIGIBILITY

     Since the plan is employer-sponsored, the employer has the ability to establish minimum requirements for plan participation, generally based on age and years of service. As the employer, you decide how flexible plan participation will be, keeping within certain minimum requirements set by the IRS. Of course, eligibility requirements may be lower. Those who must be eligible for the plan are:

          - Any employee over age 21, AND
          - Employees who have had at least two years of service, AND
          - Employees who are not covered by a collective bargaining agreement.

     All employees (including leased and control group) who fulfill eligibility requirements, except for union employees covered under a collective bargaining agreement, are eligible participants in the plan. Entry dates for the plan are semi-annual.

  CONTRIBUTIONS

     One of the most important benefits of the plan is that the employer's contributions are a tax-deductible business expense. This special tax treatment makes it one of the few remaining tax shelters available.

     All plan participants employed on the last day of the plan year will share in the employer's contribution regardless of the hours worked during the plan year. Terminated participants will share in the employer's contribution only if they completed at least 501 hours of service during the plan year in which they terminated.

     Compensation is defined as an employee's total gross salary earned while the employee was actually a plan participant. Rollover contributions are allowed if the Employer wishes. Employee after-tax contributions are not allowed under this plan document.

CHOOSING YOUR PLAN

  DISTRIBUTIONS

     Terminated participants will receive their distribution on the 60th day of the plan year following separation of service. If the value of the account is more than $3,500 the participant must agree to take his or her money, and the participant can choose lump sum or installment payments. If the account value is $3,500 or less, the participant receives a lump sum payment. Participants are always 100% vested.

     Kemper Financial Services, Inc. will provide self-trusteed, variable documents which allow you to vary the plan parameters. Please contact your representative or Kemper Financial Services, Inc. at 1-800-621-5027.

QUESTIONS AND ANSWERS

     Q.   WHAT IS THE DEADLINE FOR ESTABLISHING A RETIREMENT PLAN?

     A. The plan must be established on or before the last day of the taxable year for which a deduction is to be taken.

     Q.   DOES "ESTABLISH" MEAN THERE MUST BE ASSETS IN THE PLAN?

     A. Yes, at least $250 is required to open and establish the account in the tax year. The balance of the contribution must comply with tax deadlines.

     Q. WHAT IS THE DEADLINE FOR MAKING CONTRIBUTIONS ONCE THE PLAN IS ESTABLISHED?

     A. Contributions for any year must be made before the latest possible filing date for the Employer's federal income tax return for that year, including extensions.

     Q.   SHOULD I BE BONDED?

     A. Yes, Employers should be bonded if the plan covers employees other than the owner(s) and the owner(s) spouse; the bond must cover at least 10% of the plan's assets; the face value of the bond may not be less than $1,000.

     Q. WHAT IS MEANT BY "YEAR OF SERVICE" WHEN DETERMINING WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     A. "Year of Service" for purposes of eligibility means 12 consecutive months during which an employee completes at least 1,000 hours of service. The 12-month period begins on the day an employee performs his or her first hour of service.

     Q.   WHEN DOES AN EMPLOYEE PARTICIPATE ONCE ELIGIBILITY REQUIREMENTS ARE
          MET?

     A. The employee becomes a Participant on the first day of the Plan Year, or the first day of the seventh month of the Plan Year, following satisfaction of the eligibility requirement. For example, if the Plan Year is a calendar year and an employee satisfies the eligibility requirement on March 1, he or she will enter the plan on July 1.

     Q.   CAN THE EMPLOYEE CONTRIBUTE UNDER THIS PLAN?

     A. Pre-tax employee salary reduction contributions may be allowed, but only if you elect to include the 401(k) arrangement found in Article XIII of the Profit Sharing Adoption Agreement. After-tax contributions are not allowed.

     Q.   WHAT IS SOCIAL SECURITY INTEGRATION?

     A. When your overall retirement plan scheme combines Social Security with your private retirement plan, this is called integration. Integration allows you to take advantage of the Social Security tax payments you already make when designing your private retirement plan's formula. The result favors the highly paid employees because they receive a larger portion of the total contribution.
          Contribution formulas and worksheets for self-employed participants in integrated plans are available from Kemper Financial Services upon request.

     Q.   WHAT IS THE COMPENSATION FOR A SOLE PROPRIETOR?

     A. If you are a sole proprietor or your business is a partnership, you must base contributions on earned income, which is defined as net profits minus the amount you contributed to the plan. Your net profits are shown on the Schedule C form for a sole proprietor, and the schedule K-1 form for a partnership. Contributions for all other employees are based on gross earnings actually paid for services rendered.

     Q.   WHAT DOES IT MEAN TO "AMEND AND RESTATE" A PLAN?

     A. To amend and restate your plan means you have updated your plan in its entirety by replacing the plan document with a new plan document. This may be necessary if your existing plan document prohibits plan investments with Kemper or because of changes in the laws governing qualified retirement plans.

          Many employers are now formally updating their plans to comply with the Tax Reform Act of 1986. These amendments must be retroactive to the first day of your 1987 plan year unless interim amendments were adopted for the 1987 and 1988 plan years.

INVESTING YOUR PLAN ASSETS

     One of the most important decisions you have to make is where to invest your plan's assets. The better your plan's investment performance, the easier it will be for you and your employees to retire in comfort. You'll want to select investments with a broad range of objectives to meet the diverse investment needs of your employees, and take great care in choosing the company that will manage your plan's assets.

  ...WITH KEMPER

     That's why many plans like yours invest their plan assets with Kemper. Kemper Financial Services, Inc. has managed investments for over 40 years and has more than $67 billion in assets under management. Kemper offers a variety of investment products to fit almost every investment objective.

     Kemper's mutual funds and annuities provide investments to suit the needs of either the aggressive or the conservative investor. Employees can select the investments that best match their specific needs and requirements. Consider Kemper's experience and professional managers when choosing the investments for your plan.

FUNDING THE PLAN

  ...WITH MUTUAL FUNDS

     The Employer completes the Employer Contribution Schedule. Each eligible employee completes an Employee Enrollment Form. All necessary forms and a check made payable to IFTC should be sent to:

          Investors Fiduciary Trust Company
          Attn: Retirement Plans
          P.O. Box 419356
          Kansas City, MO 64141-6356

     The IFTC Trustee fee is $12 per account, per participant, per year, with a $24 maximum charge per participant.

  ...WITH ANNUITIES

     A KILICO Enrollment Application is completed for each plan participant. Please call Policyholder Services for the proper forms at 1-800-554-5426. The check should be made payable to Kemper Investors Life Insurance Company and mailed to:

          Kemper Investors Life Insurance Company
          P.O. Box 95963
          Chicago, IL 60694

     There are no trustee fees when using KILICO products.

CHOOSING YOUR PLAN


  ...WITH UNIT INVESTMENT TRUSTS

          For a Kemper Capital Markets enrollment kit, please call Kemper Capital Markets at 1-800-621-5024. Applications and a check made payable to IFTC should be sent to:

               Investors Fiduciary Trust Company
               Attn: Retirement Plans
               P.O. Box 419430
               Kansas City, MO 64141-6430

          The IFTC Trustee fee is $12 per account, per participant, per year, with a $24 maximum charge per participant.

     To obtain additional prospectuses for any of the Kemper products, containing more complete information including management fees and expenses, please contact your representative or Kemper Financial Services, Inc. at 1-800-621-5027. Please read the prospectus carefully before you invest or send money.

GETTING STARTED

          The next two sections, "Plan Installation Forms" and "Participant Records," provide the necessary forms to complete the installation of the plan. Please read the instructions at the beginning of each section carefully before completing the applicable forms.

          If you are a sole proprietor and do not have any covered employees, complete the Adoption Agreement only.

          The last section, "Plan Document," is provided for your reference only.

                            PLAN INSTALLATION FORMS

                                GETTING STARTED

    COMPLETE THE FOLLOWING DOCUMENTS AND RETURN ORIGINALS TO THE APPROPRIATE
     ADDRESS SHOWN UNDER THE PRECEDING SECTION ENTITLED "FUNDING THE PLAN."
                REMEMBER TO RETAIN A PHOTOCOPY FOR YOUR RECORDS.

                               ADOPTION AGREEMENT

        Complete the information requested ONLY for the particular type of plan you've selected (either profit sharing, money purchase or a combination).

                                ENROLLMENT FORM

    Photocopy and complete an enrollment form for EACH eligible participant.

                         SUMMARY PLAN DESCRIPTION CARD

                 Complete this card ONLY if you have Employees.

                              ASSET TRANSFER FORM

           Complete this form ONLY if there are existing plan assets.

"LINE-BY-LINE" INSTRUCTIONS FOR COMPLETING YOUR ADOPTION AGREEMENT

 - Specify the type of business entity adopting the plan by checking the appropriate box.

 - Enter the address of the business. This may be a home address if there is no separate business address.

 - Enter the Employer's Taxpayer Identification Number (TIN). If you do not presently have a TIN for your business, you should apply for one using IRS Form SS-4. Form SS-4 is available from Kemper Financial Services upon request.

 - Enter the name of the Employer on the blank line provided. If the Employer is a sole proprietor who does not have a formal business name, enter the name of the individual adopting the plan.

ARTICLE I

 1.17 (A) In most situations the Plan Year End will be December 31, but if the Employer operates on a fiscal year, then enter the appropriate date.
      (B) If item (b) is left blank, the Limitation Year will be the same as the Plan Year.

 1.18 (A) If this Adoption Agreement is used to establish a new plan, rather than amend an older plan, check item l.18(a) and skip item 1.18(b).
      (B)  Complete item 1.18(b) if this is a restatement of an older plan.

ARTICLE II
 2.01 (A) Check (1) or (2) to define the minimum age requirement (if any) that must be attained before an employee is eligible to participate in the plan.
      (B) Check (1), (2) or (3) to define the minimum service (if any) that must be completed before an employee is eligible to participate in the plan. The plan defines a Year of Service as a 12 consecutive month period in which the employee works 1,000 hours or more. The 12 consecutive month period begins on the date the employee first performs an Hour of Service and each anniversary thereof.

ARTICLE III
 3.01 If this is a MONEY PURCHASE PENSION PLAN, indicate the base contribution rate in the first blank. The base contribution rate must equal or exceed 3%. If the plan will be integrated with Social Security, enter the integration rate in the second blank and complete the integration level section.

 3.04 If this is a PROFIT SHARING PLAN and the contribution allocation will be integrated with Social Security, complete the integration level section 13.00. If this is a PROFIT SHARING PLAN, check here if you wish to include employee salary deferral contributions. If you do NOT want to allow employee salary deferral contributions, skip this item and go directly to the "Effective Date Addendum" of Article V.

ARTICLE XIII
 13.00 If this is a Profit Sharing Plan, check here if you wish to include employee salary deferral contributions. If you do not want to allow employee salary deferral contributions, skip this item and go directly to the "Effective Date Addendum."

 13.05 Enter a date, which is no later than April 15th, by which a participant must notify you if he or she has exceeded the dollar limit for employee salary deferral contributions. For administrative ease, March 1 is recommended.

 13.08(A) Leave blank and skip to item 13.09 if the Employer will not make regular matching contributions to the plan. Check 13.08(a) if the Employer intends to match the salary deferral contributions of ALL participants.
      (B) Check 13.08(b) if Highly Compensated Employees will not receive the Employer's regular matching contribution.
      (C) Enter the amount of the Employer's matching contribution on the line provided. Note that the employer is REQUIRED to make this matching contribution each year.
      (D) If 13.08(d) is left blank, all of a participant's salary deferral contributions will be matched by the Employer.

           Enter a dollar amount and/or percentage on the blank lines provided to limit the salary deferral contributions eligible for the matching contribution.

 13.09(A) Leave blank and skip to item 13.12 if the Employer will not make Qualified Matching Contributions to the Plan.

           Check 13.09(a) if the Employer intends to contribute Qualified Matching Contributions for ALL participants.

PLAN INSTALLATION FORMS

          (B) Check 13.09 (b) if Highly Compensated Employees will not receive the Qualified Matching Contribution.
          (C) Enter the amount of the Employer's Qualified Matching Contribution on the line provided. Note that the employer is REQUIRED to make this Qualified Matching Contribution each year.
          (D) If (d) is left blank, all of a participant's salary deferral contributions will be eligible for the qualified matching contribution.

                 Enter a dollar amount and/or percentage on the blank lines provided to limit the salary deferral contributions eligible for the Qualified Matching Contribution.

     13.12(A) Check 13.12 (a) if the Employer intends to contribute Qualified Nonelective Contributions for ALL participants.
          (B) Check 13.12 (b) if Highly Compensated Employees will not receive Qualified Nonelective Contributions.
          (C) If (c) is checked, a participant's share of the qualified nonelective contribution will be based on the participant's total compensation.
          (D) If (d) is checked, only compensation up to the stated dollar amount will be used to calculate a participant's share of the qualified nonelective contribution.

     SPECIAL RULES FOR SALARY REDUCTION AGREEMENTS

          (A)(1) Check (1) and enter a percentage on the line provided if you wish to establish a maximum deferral percentage.
             (2) Check (2) and enter a percentage on the line provided if you wish to establish a minimum deferral percentage.
             (3) Check (3) if no restrictions are imposed on a participant's salary reduction contributions.
          (B) Check (1), (2), (3) OR (4) to restrict when a participant may stop their salary deferral contributions.
          (C)    Check (1), (2), (3) OR (4) to indicate when a participant
                 may resume making salary deferral contributions.
          (D)    Check (1), (2), (3) OR (4) to indicate how frequently a
                 participant may change the amount of his or her salary deferral contributions.

ARTICLE V

  EFFECTIVE DATE ADDENDUM

                 If you are restating an older plan, complete only if the effective date of the restatement is before January 1,1989 AND these specific provisions have changed as a result of the restatement. If a provision listed below has changed, the date on which that provision begins to apply may be later than your restated effective date if you check the applicable box. Indicate the later effective date by inserting a date on the line provided.

                 If this is a NEW PLAN, skip the Effective Date Addendum and go directly to "Participation Agreement."

  PARTICIPATION AGREEMENT

                 If the Employer has an ownership interest in another business which results in a controlled group of businesses as defined by the Internal Revenue Code, then each related business must sign the Participation Agreement as a Participating Employer.

                The "Signatory Employer" is the Employer who also signs the Execution Page of the adoption agreement.

                If the employer sponsoring this plan has no ownership interest in any other business, skip the Participation Agreement and go directly to "Execution Page."

  EXECUTION PAGE

                The Employer should sign and date the appropriate Adoption Agreement. The signature of the sole proprietor, general partner or corporate officer belongs on the line above "Employer." Whoever witnesses the Employer's signature should sign on the line beside "Attest."

                The Dealer/Agent should complete the dealer information section.

                            ADOPTION AGREEMENT #001
                    STANDARDIZED PROFIT SHARING/401(K) PLAN
                          (PAIRED PROFIT SHARING PLAN)

THE EMPLOYER IS A:
     / /    sole proprietorship
     / /    partnership
     / /    corporation

EMPLOYER'S ADDRESS:

________________________________________________________________________________
Street Address                  City                         State     Zip Code

EMPLOYER'S FEDERAL TAXPAYER IDENTIFICATION NUMBER (TIN):________________________

THE EMPLOYER HEREBY ESTABLISHES THE ____________________________________________
                                                     Name of Employer

PROFIT SHARING PLAN in accordance with all the terms of the KEMPER RETIREMENT PLAN PROTOTYPE KEOGH/CORPORATE AND TRUST AGREEMENT attached hereto, which the Employer has received, read, accepts and hereby incorporates into this STANDARDIZED PROFIT SHARING/401(K) PLAN ADOPTION AGREEMENT #001 with the following additional terms and conditions:

                                   ARTICLE I
                                  DEFINITIONS

1.17 PLAN YEAR/LIMITATION YEAR
     / /  (A) Plan Year means the 12 consecutive month period ending  ________.

     / / (B) The Limitation Year is the Plan Year unless the following month is designated as the last month of the limitation year: ________.

1.18 EFFECTIVE DATE (CHOOSE ONE)
     / /  (A) NEW PLAN. The Effective Date of the Plan is the first day of the
              Plan Year in which the Plan is adopted.
     / / (B) RESTATED PLAN. The restated Effective Date is _________. This Plan is a substitution and amendment of an existing retirement plan originally established _____________. [Note: If the restated Effective Date is earlier than January 1, 1989, see the Effective Date Addendum immediately preceding the Participation Agreement.]

                                  ARTICLE II
                             EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY
     ELIGIBILITY CONDITIONS. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:
          (A) Age requirement. (Choose one)
              / / (1) Age __________ (specify age, not exceeding 21). / / (2) No age requirement.

          (B) Service requirement. (Choose one)
              / / (1) One Year of Service.
              / / (2) Two Years of Service without an intervening Break
                      in Service. See Section 2.03(a) of the Plan.
              / / (3) No service requirement.

     ENTRY DATE. Any Employee other than a Member of a Collective
     Bargaining Unit will become a Participant on the Plan Entry Date (if employed on that date) coincident with or immediately following the date the Employee completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement Section 2.01.

PLAN INSTALLATION FORMS

                                  ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01 AMOUNT

          The amount of the Employer's annual contribution to the Trust will equal the amount (or additional amount) the Employer may from time to time deem advisable, irrespective of whether the Employer has Net Profits.

3.04 CONTRIBUTION ALLOCATION

          Profit Sharing plan - Employer contributions for the plan year will be allocated to participants' accounts as follows: [NOTE: IF THE EMPLOYER WILL NOT BE INTEGRATING THE PLAN WITH SOCIAL SECURITY OR ADOPTING THE PAIRED MONEY PURCHASE PENSION PLAN #002, SKIP STEPS ONE, TWO AND THREE BELOW AND GO DIRECTLY TO STEP FOUR.]

        STEP ONE: Contributions will be allocated to each participant's account in the ratio that each participant's total compensation bears to all participants' total compensation, but not in excess of 3% of each participant's total compensation.

        STEP TWO: Any contributions remaining after the allocation in Step
          One will be allocated to each participant's account in the ratio that each participant's compensation for the plan year in excess of the integration level bears to the excess compensation of all participants, but not in excess of 3%.

        STEP THREE: Any contributions remaining after the allocation in Step
          Two will be allocated to each participant's account in the ratio that the sum of each participant's total compensation plus excess compensation bears to the sum of all participant's total compensation plus total excess compensation, but not in excess of the profit-sharing maximum disparity rate.

        STEP FOUR: Any remaining employer contributions or forfeitures will be allocated to each participant's account in the ratio that each participant's total compensation for the plan year bears to all participants' total compensation for that year.

          The integration level shall be equal to the amount elected by the employer in the Adoption Agreement. The taxable wage base (TWB) is the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the plan year.

          Compensation shall mean compensation as defined in Section 1.12 of the plan.

          The integration level is equal to (Choose one):
               / / Taxable Wage Base (TWB)
               / / $_______ (a dollar amount less than the TWB)
               / / ________ % of TWB (not to exceed 100%)

          The maximum Profit Sharing disparity rate is equal to the lesser of:
               (a) 2.7% or
               (b) the applicable percentage determined in accordance with the table below:

IF THE INTEGRATION LEVEL:
     IS MORE THAN:             BUT NOT MORE THAN:     THE APPLICABLE PERCENTAGE IS:
------------------------       ------------------     -----------------------------
          $0                            X(*)                        2.7%
       X(*) of TWB                   80% of TWB                     1.3%
        80% of TWB                 Y(**) of TWB                     2.4%

* X = the greater of $10,000 or 20% of the TWB.
**Y = any amount more than 80% of the TWB but less than 100% of the TWB.

          If the integration level used is equal to the TWB, the applicable percentage is 2.7%.

3.17 DEFINED BENEFIT PLAN LIMITATION

          If a Participant is or has ever been a participant in a defined benefit plan maintained by the Employer:

          ________________________________________________________________

          ________________________________________________________________
          (In the space above, provide language which will satisfy the 1.0 limitation under Code Section 415(e). Such language must preclude employer discretion.)

                                  ARTICLE XIII
                               401(k) ARRANGEMENT

13.00   / / CHECK THIS BOX IF THIS PLAN IS A 401(k) PLAN AND COMPLETE THE
            FOLLOWING:

13.01 ELIGIBILITY

          If the service requirement elected by the Employer at Section 2.01 of this Adoption Agreement is two (2) years, an Employee's eligibility to make elective deferrals will be determined as if the service requirement at Section 2.01 were one (1) year.

13.05 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

          Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the plan administrator by ___________________________________________________.
                                  Specify a date no later than April 15

13.06 ACTUAL DEFERRAL PERCENTAGE TEST

          Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages. In determining Elective Deferrals for the purpose of the ADP test, the employer shall include Qualified Matching Contributions and Qualified Nonelective Contributions under this plan or any other plan of the employer, as provided by regulations under the Code.

          The amount of Qualified Matching Contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be all such Qualified Matching Contributions.

          The amount of Qualified Nonelective Contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be all such Qualified Nonelective Contributions.

13.08 MATCHING CONTRIBUTIONS

          The employer will make Matching Contributions to the plan on behalf of [ELECT (a) or (b) plus (c) and/or (d)]:

          / /  (A)  All participants.
          / /  (B)  All participants who are Non Highly Compensated Employees who make Elective Deferrals to the plan.
          / / (C) The Employer shall contribute and allocate to each participant's Matching Contribution account an amount equal to [______] percent of the participant's Elective Deferrals.
          / / (D) The Employer shall not match amounts provided above in excess of [$______], or in excess of [______] percent, of the participant's Compensation.

13.09 QUALIFIED MATCHING CONTRIBUTIONS

          The Employer will make Qualified Matching Contributions to the plan on behalf of [ELECT (a) or (b) plus (c) and/or (d)]:

          / /  (A)  All participants.
          / /  (B)  All participants who are Non Highly Compensated Employees who make Elective Deferrals to the plan.
          / / (C) The Employer shall contribute and allocate to each participant's Qualified Matching Contribution account an amount equal to [_____] percent of the participant's Elective Deferrals.
          / / (D) The Employer shall not match amounts provided above in excess of [$________], or in excess of [_______] percent, of the participant's Compensation.

PLAN INSTALLATION FORMS

13.10 LIMITATIONS ON MATCHING CONTRIBUTIONS

          In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage Amounts Elective Deferrals and Qualified Nonelective Contributions under this plan or any other plan of the Employer, as provided by regulations.

          The amount of Qualified Nonelective Contributions that are taken into account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be an amount determined by the Employer.

          The amount of Elective Deferrals taken into account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be an amount determined by the Employer.

13.12 QUALIFIED NONELECTIVE CONTRIBUTIONS

          The Employer will make Qualified Nonelective Contributions to the plan. If the Employer does make such contributions to the plan, then the amount of such contributions for each Plan Year shall be an amount determined by the Employer.

          Allocation of Qualified Nonelective Contributions shall be made to the accounts of [ELECT ONE]:
          / /  (A)  All participants
          / /  (B)  Only Nonhighly Compensated participants
          Allocation of Qualified Nonelective Contributions shall be made [ELECT ONE]:
          / / (C) In the ratio that each participant's Compensation for the Plan Year bears to the total Compensation of all participants for such Plan Year.
          / / (D) In the ratio that each participant's Compensation not in excess of [$______] for the Plan Year bears to the total Compensation of all participants not in excess of [$______] for such Plan Year.

SPECIAL RULES FOR SALARY REDUCTION AGREEMENTS

          The following rules and restrictions apply to an Employee's salary reduction agreement:

          (A) Limitation on Amount. The Employee's salary reduction contributions: (Choose at least one)
               / / (1) May not exceed _________% of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of Article III of the Plan.
               / / (2) Based on percentages of Compensation must equal at least _________% of Compensation for the reduction period.
               / / (3) No maximum limitation other than the annual additions limitation.
          (B) An Employee may revoke, on a prospective basis, a salary reduction agreement: (Choose one)
               / / (1) Once during any Plan Year but not later than _________
                       of the Plan Year.
               / / (2) As of any Plan Entry Date.
               / / (3) As of the first day of any month.
               / / (4) Other (specify, but must be at least once per Plan
                       Year).
          (C) An Employee who revokes his or her salary reduction agreement may file a new salary reduction agreement with an effective date: (Choose one):
               / / (1) No earlier than the first day of the next Plan Year.
               / / (2) As of any subsequent Plan Entry Date.
               / / (3) As of the first day of any month subsequent to the month in which he or she revoked an Agreement.
               / / (4) Other (specify, but must be at least once per Plan
                       Year following the Plan Year of revocation).

          (D) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount:
               / / (1) As of the beginning of each payroll period.
               / / (2) As of the first day of each month.
               / / (3) As of any Plan Entry Date.
               / / (4) Other (specify, but must permit an increase or a
                       decrease at least once per Plan Year).

                                   ARTICLE V
                            EFFECTIVE DATE ADDENDUM
                             (RESTATED PLANS ONLY)

          The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is earlier than January 1,1989, and if a different restated effective date applies to at least one of the provisions listed in this addendum.

IDENTIFICATION OF SPECIAL EFFECTIVE DATES

          In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following Special Effective Dates apply:

          (Choose whichever elections apply)

          / / (A)   COMPENSATION DEFINITION
                    The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after ______. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986.]

          / / (B)   ELIGIBILITY CONDITIONS
                    The eligibility conditions specified in Adoption Agreement
                    Section 2.01 are effective for Plan Years beginning after December 31, 1988.

          / / (C)   CONTRIBUTION/ALLOCATION FORMULA
                    The contribution formula elected under Adoption Agreement
                    Section 3.01 is effective for Plan Years beginning after December 31, 1988.

          / / (D)   ELIMINATION OF NET PROFITS
                    The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after __________________. [Note: The date specified may not be earlier than December 31, 1985.]

          For Plan Years prior to the Special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions.

PLAN INSTALLATION FORMS


                            PARTICIPATION AGREEMENT

        FOR PARTICIPATION BY RELATED GROUP MEMBERS (PLAN SECTION 1.30)

          The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the
          ____________________________________________________________________
                                       Name of Employer

          PROFIT SHARING PLAN as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by ________________, the Signatory Employer to the Execution Page of the Adoption Agreement.

     1.   The Effective Date of the undersigned Employer's participation in the
          designated Plan is:   _________________.

     2.   The undersigned Employer's adoption of this Plan constitutes:

          / / (A)   the adoption of a new plan by the Employer.
          / / (B)   the adoption of an amendment and restatement of a plan
          currently maintained by the Employer, identified as

          _________________________________________________________________

          and having an original effective date of  __________________________.

          Dated this ______ day of  _______ ,19__.

          Attest:__________________________   By: ___________________________
                                                     Participating Employer

          ACCEPTANCE BY THE SIGNATORY EMPLOYER TO THE EXECUTION PAGE OF THE ADOPTION AGREEMENT AND BY THE TRUSTEE.

          Accepted:________________________   By:____________________________
                          Date                          Signatory Employer

          Accepted:________________________  Investors Fiduciary Trust Company
                          Date

                                              By:____________________________
                                                       Authorized Signature


 EACH PARTICIPATING EMPLOYER MUST COMPLETE A SEPARATE PARTICIPATION AGREEMENT.
                TURN THE PAGE FOR IMPORTANT PLAN INFORMATION.

                                 EXECUTION PAGE

The Trustee, by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee under this Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement on this _______ day of _________,19__.

Attest:______________________________   By:__________________________________
                                                          Employer

                                               Investors Fiduciary Trust Company


Accepted:____________________________   By:__________________________________
                    Date                             Authorized Signature

USE OF ADOPTION AGREEMENT
Failure to properly complete the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement is solely for the Plan Sponsor's record keeping purposes and does not necessarily correspond to the plan number the Employer assigns to its plan for ERISA reporting purposes. The Plan Sponsor offers the following Paired Pension Plan with this Paired Profit Sharing Plan, identified by 3-digit Adoption Agreement number: 002. This Adoption Agreement may be used only in conjunction with Basic Plan Document 01.

PLAN SPONSOR
The Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Plan or of any abandonment or discontinuance by the Plan Sponsor of its maintenance of this Plan. For inquiries regarding the adoption of the Plan, the Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Plan Sponsor, please contact the Plan Sponsor at the following address and telephone number: Kemper Financial Services, Inc., 120 South LaSalle Street, Chicago, Illinois 60603, 1-800-621-1148.

RELIANCE ON OPINION LETTER
If the Employer does not maintain (and has never maintained) any plan other than this Plan and a Paired Pension Plan, it may rely on the Plan Sponsor's opinion letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Pension Plan, amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or has maintained another plan other than a Paired Pension Plan, including a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits for key employees (as defined in Code Section 419A(d)(3)), or an individual medical account (as defined in Code Section 415(1)(2)), the Employer may not rely on this Plan's qualified status unless it obtains a determination letter from the applicable IRS Key District office.

==============================================================================
FOR DEALER USE ONLY

______________________________________________________________________________
Name or Number of Dealer                             Address

______________________________________________________________________________
Name or Number of Dealer's Representative

______________________________________________________________________________
Representative's Phone Number

______________________________________________________________________________
Location of Dealer Office in Which Plan Opened

______________________________________________________________________________
Authorized Signature of Dealer                       Date

PLAN INSTALLATION FORMS

                            ADOPTION AGREEMENT #002
                    STANDARDIZED MONEY PURCHASE PENSION PLAN
                             (PAIRED PENSION PLAN)

THE EMPLOYER IS A:
     / / sole proprietorship
     / / partnership
     / / corporation

EMPLOYER'S ADDRESS:____________________________________________________________
                   Street Address      City                 State      Zip Code

EMPLOYER'S FEDERAL TAXPAYER IDENTIFICATION NUMBER (TIN): ______________________

THE EMPLOYER HEREBY ESTABLISHES THE ___________________________________________
                                                   Name of Employer

MONEY PURCHASE PENSION PLAN in accordance with all the terms of the KEMPER RETIREMENT PLAN PROTOTYPE KEOGH/CORPORATE and TRUST AGREEMENT attached hereto, which the Employer has received, read, accepts and hereby incorporates into this STANDARDIZED MONEY PURCHASE PENSION PLAN ADOPTION AGREEMENT #002 with the following additional terms and conditions:

                                   ARTICLE I
                                  DEFINITIONS

1.17 PLAN YEAR/LIMITATION YEAR
     / /  (A)  Plan Year means the 12 consecutive month period ending every __________.
     / / (B) The Limitation Year is the Plan Year unless the following month is designated as the last month of the limitation year: _______.

1.18 EFFECTIVE DATE (CHOOSE ONE)
     / /  (A)  NEW PLAN. The "Effective Date" of the Plan is the first day of the Plan Year in which the Plan is adopted.
     / /  (B)  RESTATED PLAN. The restated Effective Date is _________. This
               Plan is a substitution and amendment of an existing retirement plan originally established _____________. [Note: If the restated Effective Date is earlier than January 1, 1989, see the Effective Date Addendum immediately preceding the Participation
               Agreement.]

                                   ARTICLE II
                             EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY
     ELIGIBILITY CONDITIONS. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions:
     / /  (A)  Age requirement: (Choose one)
          / /  (1) Age ______ (specify age, not exceeding 21).
          / /  (2) No age requirement.
     / /  (B)  Service Requirement: (Choose one)
          / /  (1) One Year of Service.
          / /  (2) Two Years of Service, without an intervening Break in
                   Service. See Section 2.03(A) of the Plan.
          / /  (3) No service requirement.

               ENTRY DATE. Any Employee other than a Member of a Collective Bargaining Unit will become a Participant on the Plan Entry Date (if employed on that date) coincident with or immediately following the date the Employee completes the eligibility conditions described in Options (a) and (b) of this Adoption Agreement Section 2.01.

                                  ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01 AMOUNT

          The Employer will contribute for each participant who either completes more than 500 hours of service during the Plan Year, or is employed by the Employer on the last day of the Plan Year, an amount equal to ______% (base contribution percentage, not less than 3%) of each Participant's Compensation (as defined in Section 1.12 of the Plan) for the Plan Year, plus _________% (not to exceed the base contribution percentage by more than the lesser of: (1) the base contribution percentage, or (2) the maximum disparity rate of such Participant's Compensation in excess of the integration level.

          NOTE: IF THE EMPLOYER ALSO MAINTAINS PAIRED PROFIT SHARING PLAN #001, ONLY ONE OF THE PLANS MAY BE INTEGRATED.

          The integration level shall be equal to the amount elected by the Employer. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

          The integration level is equal to: (Choose one)
               / /  Taxable Wage Base (TWB)
               / / $_________ (a dollar amount less than the taxable wage base) / / __________ % of TWB (not to exceed 100%)

          The maximum disparity rate is equal to the lesser of:

               (A) 5.7%
               (B) the applicable percentage determined in accordance with the table below.

IF THE INTEGRATION LEVEL:
     IS MORE THAN                    BUT NOT MORE THAN            THE APPLICABLE PERCENTAGE IS
-------------------------            -----------------            ----------------------------
         $0                                  X(*)                               5.7%
   X(*)  of TWB                            80% of TWB                           4.3%
     80% of TWB                             Y(**)                               5.4%


               (*) X = the greater of $10,000 or 20% of the TWB.
              (**) Y = any more than 80% of the TWB but less than 100% of the TWB.

               If the integration level is equal to taxable wage base the applicable percentage is 5.7%.

3.17 DEFINED BENEFIT PLAN LIMITATION

          If a Participant is or has ever been a participant in a defined benefit plan maintained by the Employer:

          ______________________________________________________________________

          ______________________________________________________________________
          (In the space above, provide language which will satisfy the 1.0 limitation under Code Section 415(e). Such language must preclude Employer discretion.)

                            EFFECTIVE DATE ADDENDUM
                             (RESTATED PLANS ONLY)

The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is earlier than January 1, 1989, and a different restated effective date applies to at least one of the provisions listed in this addendum.

IDENTIFICATION OF SPECIAL EFFECTIVE DATES. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following Special Effective Dates apply: (Choose whichever elections apply)

  / / (A)      COMPENSATION DEFINITION. The Compensation definition of Section
               1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after ____________. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986.]

  / / (B) ELIGIBILITY CONDITIONS. The eligibility conditions specified in Adoption Agreement Section 2.01 are effective for Plan Years beginning after December 31, 1988.

  / / (C) CONTRIBUTION/ALLOCATION FORMULA. The contribution formula elected under Adoption Agreement Section 3.01 is effective for Plan Years beginning after December 31, 1988.

For Plan Years prior to the Special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions.

PLAN INSTALLATION FORMS



                            PARTICIPATION AGREEMENT

         FOR PARTICIPATION BY RELATED GROUP MEMBERS (PLAN SECTION 1.30)

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the

_______________________________________________________________________________
                                Name of Employer

MONEY PURCHASE PENSION PLAN as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by _________, the Signatory Employer to the Execution Page of the Adoption Agreement.

     1. The Effective Date of the undersigned Employer's participation in the designated Plan is: ___________________________________.

     2.   The undersigned Employer's adoption of this Plan constitutes:

          / /  (A) The adoption of a new plan by the Employer.
          / / (B) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as
          ______________________________________________________________________

          and having an original effective date of ___________. Dated this ____ day of ______________, 19__.


          Attest: ________________________   By: ______________________________
                                                      Participating Employer

          ACCEPTANCE BY THE SIGNATORY EMPLOYER TO THE EXECUTION PAGE OF THE ADOPTION AGREEMENT AND BY THE TRUSTEE.


          Accepted: ______________________   By: _____________________________
                           Date                        Signatory Employer

          Accepted: ______________________   Investors Fiduciary Trust Company
                           Date
                                             BY: _____________________________
                                                     Authorized Signature

 EACH PARTICIPATING EMPLOYER MUST COMPLETE A SEPARATE PARTICIPATION AGREEMENT.
                 TURN THE PAGE FOR IMPORTANT PLAN INFORMATION.

                                 EXECUTION PAGE

The Trustee, by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee under this Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer, by its duly authorized officers, has executed this Adoption Agreement on this __________ day of _______, 19__.


Attest:________________________________  By:__________________________________
                                                           Employer

                                             Investors Fiduciary Trust Company

Accepted:______________________________  By:__________________________________
                                                     Authorized Signature

USE OF ADOPTION AGREEMENT
Failure to properly complete the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement is solely for the Plan Sponsor's record keeping purposes and does not necessarily correspond to the plan number the Employer assigns to its Plan for ERISA reporting purposes. The Plan Sponsor offers the following Paired Profit Sharing Plan with this Paired Pension Plan, identified by 3-digit Adoption Agreement number 001. This Adoption Agreement may be only used in conjunction with Basic Plan Document 01.

PLAN SPONSOR
The Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Plan or of any abandonment or discontinuance by the Plan Sponsor of its maintenance of this Plan. For inquiries regarding the adoption of the Plan, the Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Plan Sponsor, please contact the Plan Sponsor at the following address and telephone number: Kemper Financial Services, Inc., 120 South LaSalle Street, Chicago, Illinois 60603, 1-800-621-1148.

RELIANCE ON OPINION LETTER
If the Employer does not maintain (and has never maintained) any plan other than this Plan and a Paired Profit Sharing Plan, it may rely on the Plan Sponsor's opinion letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Profit Sharing Plan, amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or later adopts or has maintained another plan other than a Paired Profit Sharing Plan, including a welfare benefit fund, as defined in Code
Section 419(e), which provides post-retirement medical benefits for key employees (as defined in Code Section 419A(d)(3)), or an individual medical account (as defined in Code Section 415(1)(2)), the Employer may not rely on this Plan's qualified status unless it obtains a determination letter from the applicable IRS Key District office.

==============================================================================
FOR DEALER USE ONLY
______________________________________________________________________________

Name or Number of Dealer                                  Address
______________________________________________________________________________

Name or Number of Dealer's Representative
______________________________________________________________________________

Representative's Phone Number
______________________________________________________________________________

Location of Dealer Office in Which Plan Opened
______________________________________________________________________________

Authorized Signature of Dealer                            Date

PLAN INSTALLATION FORMS


                   EMPLOYEE ENROLLMENT FORM FOR MUTUAL FUNDS

     INSTRUCTIONS:

     1. Complete this form for each participant.

     2. Enclose a check for the sum of all contributions made payable to Investors Fiduciary Trust Company.

     3. Deliver a prospectus(es) to each participant. (Participants should be provided with a prospectus for each fund in which they are invested.)

     Note: If you are enrolling more than five participants or if you are enrolling participants for a 401(k) plan, you should use the KemFlex Employer Master Account Application (Form-07) and a separate KemFlex Employee Enrollment Form (Form-36) for each employee.

PARTICIPANT INFORMATION
______________________________________________________________________________

Name of Plan                                          Date
______________________________________________________________________________

Participant Name
______________________________________________________________________________

Participant Social Security Number                    Participant Birthday
______________________________________________________________________________

Statement Mailing Address
______________________________________________________________________________

City                                     State                     Zip Code



INVESTMENT SELECTION

             FUND NAME                            AMOUNT
                                          $
_______________________________________   ______________________

_______________________________________   ______________________

_______________________________________   ______________________
                                  TOTAL   $
                                          ______________________


THIS FORM SHOULD BE USED ONLY FOR MUTUAL FUND PURCHASES. TO FUND WITH ANNUITIES, CALL KILICO CUSTOMER SERVICE AT 1-800-554-5426 AND REQUEST FORM
 L-1004 (FORM L-1005 FOR 401(k) PLANS). TO FUND WITH UNIT INVESTMENT TRUSTS
   CONTACT UIT CUSTOMER SERVICE AT 1-800-422-2848 AND REQUEST A UIT RETIREMENT
     PLAN APPLICATION.

PLAN INSTALLATION FORMS

                              ASSET TRANSFER FORM

     INSTRUCTIONS:

     This form is provided for your use in substituting the Kemper Red Book Keogh Retirement Plan Prototype for your present qualified defined contribution (profit sharing or money purchase pension plan).

     1. Consult with your attorney or other tax advisor as to the consequences of such an amendment.

     2. Contact the present custodian bank, trustee or insurance company to determine their requirements with respect to such transfer of assets.

     3. Fill out the appropriate Kemper Red Book Keogh Retirement Plan Prototype Adoption Agreement and Employee Enrollment Form for Mutual Funds. Attach this Statement to it, and submit them to Investors Fiduciary Trust Company, P.O. Box 419356, Kansas City, MO 64141-6356.

     4. This statement and a letter of acceptance will be sent to the former custodian, trustee or insurance company by IFTC. This statement should suffice as instruction with respect to transmitting the funds to Investors Fiduciary Trust Company, but the present custodian, trustee, or insurance company may ask you to use its own form or instructions, or impose additional requirements.

     5. Indicate the total amount transferred on behalf of each participant in the "Total Account Balance" column opposite the name of each participant.

     We hope this information will be useful to you; if you have any questions, call Kemper's Sales Support Department at 1-800-621-5027.

To:____________________________________________________________________________
                     Current Custodian, Trustee or Insurance Company

_______________________________________________________________________________
Street Address

_______________________________________________________________________________
City               State                                            Zip Code

The undersigned Employer previously established a qualified retirement plan on ____________, 19____ described as:

_______________________________________________________________________________
        Indicate Plan Name - for example, ABC, Inc. Profit Sharing Plan


The undersigned Employer has amended and restated the plan and named Investors Fiduciary Trust Company as a trustee of the Plan effective ___________, 19____.

The undersigned employer hereby directs the above named custodian bank, trustee or insurance company now holding assets of the Plan to liquidate all said assets and transfer the proceeds directly to Investors Fiduciary Trust Company, P.O. Box 419356, Kansas City, MO 64141-6356, as trustee of the Plan, as amended and restated.

The following is an accurate description of the allocations of Plan assets. If you are transferring any voluntary contributions, please notify us of each account balance.

             Participant                          Total Account Balance

_______________________________________   _____________________________________

_______________________________________   _____________________________________

_______________________________________   _____________________________________

_______________________________________   _____________________________________
           Employer's Signature                              Date


    AFTER MAKING A COPY FOR YOUR RECORDS, ATTACH THIS FORM TO THE ADOPTION AGREEMENT AND THE EMPLOYEE ENROLLMENT FORM FOR MUTUAL FUNDS (PREVIOUS PAGE). MAIL ALL FORMS TO INVESTORS FIDUCIARY TRUST COMPANY, P.O. BOX 419356,
 KANSAS CITY, MO 64141-6356.

PARTICIPANT RECORDS


                              PARTICIPANT RECORDS

      The following forms allow you to complete the administrative details that are required of you as a plan sponsor. After they have been distributed to and completed by your employees, they should be kept on record in your files and should NOT be returned to Kemper.

                          NOTICE TO INTERESTED PARTIES
              If you have employees, this notice should be posted
               with other labor relations information bulletins.

                               BENEFICIARY FORMS
                 Photocopy and distribute to EACH participant.
                   Collect and file with other plan records.

                        PRE-RETIREMENT NOTICE AND WAIVER
         Distribute to each affected participant (see instructions).
                           Collect and file Waiver.

                           DISTRIBUTION ELECTION FORM
       Photocopy and distribute ONLY to employees terminating employment.
                   Collect and file with other plan records.

                          NOTICE TO INTERESTED PARTIES

1.   Notice To: All Employees of ______________________________________________
                                                 Name of Employer

2.   _______________________________ has ______________________________________
            Name of Employer                           Adopted/Amended

     the plan described below on ______________________________________________
                                                          Date

3.   Name of Plan _____________________________________________________________

4.   3-Digit Plan Identification Number _______________________________________

5.   Opinion Letter Number
     / / PS-D257426a
     / / MP-D257427a

6.   Sponsor: Kemper Growth Fund, Inc., 120 South LaSalle Street, Chicago, IL
     60603

7.   Employer's TIN __________________________________________________________

8.   Address of Employer _____________________________________________________

     _________________________________________________________________________

9.   Address of Key Director having jurisdiction of plan _____________________

     _________________________________________________________________________

10.  It ____________________ contemplated that the Plan will be submitted to is/is not
     the Internal Revenue Service for an advance determination as to whether or not it meets the qualification requirements of section 401 of the Internal Revenue Code with respect to its _______________________________

     _________________________________________________________________________
                          Initial Qualification/Amendment

11. All Employees who have completed ___ Years of Service and attained age ___ are eligible to participate.

12.  The IRS _________________ previously issued a determination letter with has/has not
     respect to the qualification of this Plan.

13. You have the right to submit to the Key District Director, at the above address, either individually or jointly with other interested parties, your comments as to whether this Plan meets the qualification requirements of the Internal Revenue Code. You may instead, individually or jointly with other interested parties, request the Department of Labor to submit, on your behalf, comments to the Key District Director regarding qualification of the Plan. If the Department declines to comment on all or some of the matters you raise, you may, individually, or jointly if your request was made to the Department jointly, submit your comments on these matters to the Key District Director.

PARTICIPANT RECORDS

14. The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of 10 Employees or 10 percent of the Employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this Plan is ______. If you request the Department to comment, your comment must in writing and must specify the matters upon which comments are requested, and must also include: (1) the information contained in items 2 through 9 of this Notice; and (2) the number of persons needed for the Department to comment. A request to the Department to comment should be addressed as follows: Administrator of Pension and Welfare Benefit Programs, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, DC 20216,
     Attn: 3001 Comment Request.

15. Comments submitted by you to the Key District Director must be in writing and received by him by

     _________________________________________________________________________
                          75 days after adoption date

     However, if there are matters that you request the Department of Labor to comment upon on your behalf, and the Department declines, you may submit comments on these matters to the Key District Director to be received by him within 15 days from the time the Department notifies you that it will not comment on a particular matter, or by ___________________________,
                                                75 days after adoption date
     whichever is later, but in no event later than ___________________________.
                                                    90 days after adoption date

     A request to the Department to comment on your behalf must be received by it by ___________________________ if you wish to preserve your right to
           45 days after adoption date
     comment on a matter upon which the Department declines to comment, or by
     _____________________________   if you wish to waive that right.
      55 days after adoption date

16. Detailed instructions regarding the requirements for notification of interested parties may be found in Sections 16, 17, and 18 of Revenue Procedure 92-6. Additional information concerning this __________________
                                                            adoption/amendment
     (including where applicable, an updated copy of the Plan and related Trust Agreement, a copy of the Adoption Agreement establishing the Plan, and copies of Section 16 of Revenue Procedure 92-6) is available during the hours of __________ for inspection and copying. (There is a nominal charge for copying and mailing.)

                           DESIGNATION OF BENEFICIARY

ALL PARTICIPANTS MUST COMPLETE. RETURN TO YOUR EMPLOYER.

_______________________________________________________________________________
Name of Plan                                              Date

_______________________________________________________________________________
Last Name                                                 First Name      MI

_______________________________________________________________________________
Social Security Number

_______________________________________________________________________________
Date of Birth (month, day, year)                                Sex

I hereby designate the person(s) named below as the beneficiary of my vested account(s) payable under the Plan by reason of my death. I UNDERSTAND THAT IF I DESIGNATE ANYONE OTHER THAN MY SPOUSE AS THE SOLE BENEFICIARY, THE SPOUSAL CONSENT PORTION OF THIS FORM MUST BE SIGNED IN THE PRESENCE OF A NOTARY PUBLIC OR A REPRESENTATIVE OF THE PLAN.

_______________________________________________________________________________
Name of Beneficiary (Full given name)

_______________________________________________________________________________
Relation to Participant

_______________________________________________________________________________
Address (if different from Participant)

If more than one person is named as beneficiary, any payments to which they may be entitled will be paid in equal shares to such of the designated persons as shall then be living; or if none, then pursuant to the terms of Section 8.02 of the Plan.

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.
____________________________________             ____________________________
      Date of this Designation                     Signature of Participant

CONSENT OF SPOUSE
I, the undersigned spouse of the Participant named in the foregoing "Designation of Beneficiary," hereby consent to and accept the beneficiary designation, without regard to whether I survive or predecease my spouse. I understand this consent allows the beneficiary(ies) named above to be paid amounts which would otherwise be paid to me. This consent is irrevocable unless my spouse changes the designation. If my spouse changes the designation I understand I must file a similar consent to the new designation, or my consent is no longer effective.

___________________________________    ____________________________________
             Date                                Signature of Spouse
___________________________________________________________________________
         Signature of Witness                           Title


                        COMPLETE AND RETURN TO EMPLOYER

PARTICIPANT RECORDS

                  PRE-RETIREMENT SURVIVOR ANNUITY MEMORANDUM

INSTRUCTIONS:
This memorandum must be provided to married money purchase pension plan and certain profit sharing plan participants unless their spouse is the beneficiary of at least 50% of the participant's account balance. A participant should receive this memorandum during the Plan Year in which they turn age 32. They will have the right to waive it, with spousal consent, during the Plan Year in which the participant turns age 35. A married participant age 35 or older should immediately be given this memorandum and the Waiver of Pre-retirement Survivor Annuity form.

________________________________________________________________________ Plan
                  Name of Employer

PRE-RETIREMENT SURVIVOR ANNUITY. The Plan requires the Employer to distribute a pre-retirement survivor annuity to your surviving spouse if your death occurs before distributions have begun and you and your spouse are married during the one year period ending on the date of your death.

Under the pre-retirement survivor annuity, your spouse will receive lifetime monthly annuity payments. The Employer will purchase the annuity contract from an insurance company using 50% of your vested account balance (including the proceeds, if any, of life insurance contracts purchased on your behalf under the Plan). The contract will be given to your surviving spouse as evidence of a right to receive the annuity payments from the insurance company. Generally, the Employer may not begin payment of the annuity prior to the date a participant would have reached age 65 without the surviving spouse's consent. However, the surviving spouse may elect to have distribution of the pre-retirement survivor annuity at any time following the participant's death. If, at the time of your death, 50% of your account balance is less than $3,500, the Employer will pay your spouse a lump sum payment instead of the annuity.

WAIVER ELECTION. The Plan requires payment of the pre-retirement survivor annuity unless you have a valid waiver election in effect on the date of your death. To have a valid waiver you and your spouse must complete the waiver election form. YOUR WAIVER ELECTION IS NOT VALID UNLESS YOUR SPOUSE, DURING THE ELECTION PERIOD, ALSO CONSENTS IN WRITING TO YOUR BENEFICIARY DESIGNATION, UNLESS YOUR SPOUSE IS THE SOLE PRIMARY BENEFICIARY. Your waiver election is not valid unless you and your spouse make the election within the election period. The election period begins on the first day of the Plan Year immediately before your 35th birthday or, if later, the date you receive this notice. The election period ends on the date of your death. If you wish, you may waive the pre-retirement survivor annuity prior to the beginning of the election period. However, on the first day of the election period mentioned above, you and your spouse would have to complete a second waiver form. If you terminate employment, you may waive the pre-retirement survivor annuity at any time after the date of your termination. You may revoke or make a new waiver election as often as you like during the election period. You may revoke a waiver election without your spouse's consent, but your spouse would have to consent to a new waiver. A waiver election is valid only for the spouse consenting to the waiver. Therefore, you should inform the Employer of any change in your marital status.

FINANCIAL EFFECT OF YOUR ELECTION. If you and your spouse do NOT waive the pre-retirement survivor annuity, the Employer will pay your surviving spouse the pre-retirement survivor annuity and pay the remaining value of the account to your designated beneficiary. If the Employer pays your spouse the annuity, the Plan does not need your spouse's consent to the beneficiary designation. Under a pre-retirement survivor annuity, your surviving spouse will receive lifetime income. Benefits will not continue to other beneficiaries after your spouse's death. Your surviving spouse can choose a lump sum or installment payments instead of the pre-retirement survivor annuity.

If you and your spouse waive the pre-retirement survivor annuity, the Employer will pay your entire vested account balance to your designated beneficiary. The Plan generally requires payment of the death benefit in lump sum. If your beneficiary receives a lump sum payment, the Employer will provide the beneficiary a notice of the special tax benefits, if any, available for the distribution. If your vested account balance at the time of your death exceeds $3,500, your beneficiary may choose a lump sum or installment payments. Under the installment method, the Employer will continue payments from your account until the entire account has been depleted. Furthermore, your vested account balance will continue to earn investment income. If a vested account balance remains in the Plan at the time of your primary beneficiary's death, the Plan will pay the remaining account balance to your primary beneficiary's estate, unless your beneficiary designation directs otherwise. If you and your spouse waive the pre-retirement survivor annuity, your spouse must consent to the identity of the designated beneficiary but does not have to consent to the form of payment made to the beneficiary.

PROCEDURE. If you and your spouse wish to have the pre-retirement survivor annuity apply, YOU DO NOT NEED TO MAKE ANY ELECTION. If you and your spouse do NOT wish to have the pre-retirement survivor annuity apply, sign the enclosed Waiver of Pre-retirement Survivor Annuity election form within the election period. We also have enclosed a Designation of Beneficiary Form.

                PARTICIPANTS SHOULD RETAIN THIS IN THEIR FILES

                   WAIVER OF PRE-RETIREMENT SURVIVOR ANNUITY

MARRIED PARTICIPANTS MUST COMPLETE THIS FORM IF THEY WISH TO WAIVE PAYMENT OF A PRE-RETIREMENT SURVIVOR ANNUITY. RETURN TO YOUR EMPLOYER.

__________________________________________________________________________ Plan
                      Name of Employer

I elect to waive payment of a pre-retirement survivor annuity if my death occurs before distributions have begun under the Plan. The Employer has given me an explanation of the terms of the Pre-retirement Survivor Annuity, my right to make this waiver election, the time period during which I may make this waiver election, and the financial effect of my election not to receive the Pre-retirement Survivor Annuity. I understand I may revoke this election at any time during the election period.

______________________________________ _______________________________________
               Date                             Signature of Participant

CONSENT OF SPOUSE
I, the undersigned spouse of the Participant named above, consent to the Waiver of the Pre-retirement Survivor Annuity form of payment. I understand the terms of the Pre-retirement Survivor Annuity, my right not to consent to this waiver election, the time period during which my spouse and I may make this waiver election, and the financial effect of my election not to receive the Pre-retirement Survivor Annuity. I understand my consent is irrevocable unless my spouse revokes the waiver election. I further understand my consent is valid only if I consent, in writing, to my spouse's beneficiary designation or any change in my spouse's beneficiary designation, unless my spouse has designated me as sole primary beneficiary.

________________________________ ___________________________________________
              Date                          Signature of Spouse

____________________________________________________________________________
       Signature of Witness                         Title



                        COMPLETE AND RETURN TO EMPLOYER

PARTICIPANT RECORDS

                             DISTRIBUTION ELECTION

PARTICIPANTS MUST COMPLETE THIS FORM ONLY IF THEIR ACCOUNT(S) IS OVER $3,500. RETURN TO YOUR EMPLOYER.

_______________________________________________________________________ Plan
                                 Name of Employer

A.   INDICATE THE FORM OF DISTRIBUTION PAYMENT.
     I, the undersigned Participant, elect payment of my account balance in the following manner:

          (1) / / I elect to transfer my distribution directly to a Kemper IRA and defer taxes until I actually receive the money. (Complete a Kemper IRA application if electing this option.)

          (2) / /   In a lump sum.

          (3) / /   In a series of _______________________________
                                   (monthly, quarterly, or annual)
                    installments over ____  years.

          (4) / /   In a qualified joint and survivor annuity contract.

          (5) / /   I elect to postpone distribution until the age of 65.


___________________________________      __________________________________
                Date                            Signature of Participant

     NOTE TO MARRIED MONEY PURCHASE PENSION PLAN AND CERTAIN PROFIT SHARING PLAN PARTICIPANTS: If you requested payment of your account balance in a form other than a qualified joint and survivor annuity, your spouse must consent by signing Section B.

B.   CONSENT OF SPOUSE

     I, __________________________, spouse of the Participant, hereby consent to the form of distribution payment elected above. I understand that by giving this consent I am giving up the right to receive annuity benefit payments which would otherwise be payable to me for my lifetime. I understand my consent is irrevocable unless my spouse changes the form of distribution payment. I understand any change is subject to my consent, unless my spouse elects to receive the qualified joint and survivor annuity.

___________________________________   ______________________________________
             Date                              Signature of Participant

___________________________________   ______________________________________
       Signature of Witness                              Title


     IMPORTANT NOTE: A PARTICIPANT MAY WAIVE A QUALIFIED JOINT AND SURVIVOR ANNUITY CONTRACT, AND A SPOUSE MAY CONSENT TO SUCH WAIVER PROVIDED THIS ELECTION IS MADE WITHIN 90 DAYS OF THE FIRST PLAN DISTRIBUTION.



                        COMPLETE AND RETURN TO EMPLOYER

PLAN DOCUMENT


                                RETIREMENT PLAN
                               PROTOTYPE DOCUMENT

                The following Plan Document and Opinion Letters
        are part of your permanent plan records and may be consulted to reference specific plan provisions.

                                KEMPER RED BOOK
                KEOGH RETIREMENT PLAN PROTOTYPE TRUST AGREEMENT

                              TABLE OF CONTENTS

     ARTICLE I, DEFINITIONS

          1.01 EMPLOYEE.............................................1
          1.02 TRUSTEE..............................................1
          1.03 PLAN ................................................1
          1.04 ADOPTION AGREEMENT ..................................1
          1.05 PLAN ADMINISTRATOR ..................................1
          1.06 ADVISORY COMMITTEE...................................1
          1.07 EMPLOYEE.............................................1
          1.08 SELF-EMPLOYED INDIVIDUAL/OWNER-EMPLOYEE .............1
          1.09 HIGHLY COMPENSATED EMPLOYEE..........................1
          1.10 PARTICIPANT..........................................2
          1.11 BENEFICIARY..........................................2
          1.12 COMPENSATION.........................................2
          1.13 EARNED INCOME .......................................3
          1.14 ACCOUNT..............................................3
          1.15 ACCRUED bENEFIT .....................................3
          1.16 NONFORFEITABLE.......................................3
          1.17 PLAN YEAR/LIMITATION YEAR............................3
          1.18 EFFECTIVE DATE ......................................3
          1.19 PLAN ENTRY DATE .....................................3
          1.20 ACCOUNTING DATE .....................................3
          1.21 TRUST................................................3
          1.22 TRUST FUND ..........................................3
          1.23 NONTRANSFERABLE ANNUITY .............................3
          1.24 ERISA ...............................................3
          1 25 CODE.................................................3
          1 26 SERVICE .............................................3
          1 27 HOUR OF SERVICE .....................................3
          1.28 DISABILITY...........................................4
          1.29 SERVICE FOR PREDECESSOR EMPLOYER ....................4
          1.30 RELATED EMPLOYERS....................................4
          1.31 LEASED EMPLOYEES ....................................5
          1.32 SPECIAL RULES FOR OWNER-EMPLOYEES ...................5
          1.33 TAXABLE WAGE BASE ...................................5
          1.34 PAIRED PLANS ........................................5
          1.35 MEMBER OF A COLLECTIVE BARGAINING UNIT ..............6
          1.36 DESIGNATED INVESTMENT COMPANY .......................6

     ARTICLE II, EMPLOYEE PARTICIPANTS

          2.01 ELIGIBILITY..........................................6
          2.02 YEAR OF SERVICE - PARTICIPATION .....................6
          2.03 BREAK IN SERVICE - PARTICIPATION.....................6
          2.04 PARTICIPATION UPON RE-EMPLOYMENT ....................6
          2.05 CHANGE IN EMPLOYEE STATUS ...........................6
          2.06 ELECTION NOT TO PARTICIPATE .........................6

PLAN DOCUMENT


     ARTICLE III, EMPLOYER CONTRIBUTIONS AND FORFEITURES

          3.01 AMOUNT ..............................................7
          3.02 DETERMINATION OF CONTRIBUTION .......................7
          3.03 TIME OF PAYMENT OF CONTRIBUTION .....................7
          3.04 RESERVED ............................................7
          3.05 ACCRUAL OF BENEFIT ..................................7
          3.06 .....................................................7
          3.07 .....................................................7
          3.08 .....................................................7
          3.09 .....................................................7
          3.10 .....................................................8
          3.11 .....................................................8
          3.12 .....................................................8
          3.13 .....................................................8
          3.14 .....................................................8
          3.15 LIMITATIONS ON ALLOCATIONS ..........................8
          3.16 SPECIAL ALLOCATION LIMITATION .......................9
          3.17 DEFINED BENEFIT PLAN LIMITATION .....................9
          3.18 DEFINITIONS - ARTICLE III ........................9-11

ARTICLE IV, PARTICIPANT CONTRIBUTIONS

          4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS ............11
          4.02 PARTICIPANT DEDUCTIBLE CONTRIBUTIONS ...............11
          4.03 PARTICIPANT ROLLOVER CONTRIBUTIONS .................11
          4.04 PARTICIPANT CONTRIBUTION - FORFEITABILITY...........12
          4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION .12
          4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT..........12

ARTICLE V, TERMINATION OF SERVICE - PARTICIPANT VESTING

          5.01 NORMAL RETIREMENT AGE ..............................12
          5.02 VESTING ............................................12

ARTICLE VI, TIME AND METHOD OF PAYMENT OF BENEFITS

          6.01 TIME OF PAYMENT OF ACCRUED BENEFIT ..............13-15
          6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT ............15-17
          6.03 BENEFIT PAYMENT ELECTIONS...........................17
          6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND
               SURVIVING SPOUSES ...............................17-19
          6.05 WAIVER ELECTION - QUALIFIED JOINT AND
               SURVIVOR ANNUITY ...................................19
          6.06 WAIVER ELECTION - PRE-RETIREMENT
               SURVIVOR ANNUITY ................................19-20
          6.07 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.......20

ARTICLE VII, TRUSTEE, POWERS AND DUTIES

          7.01 INVESTMENT OF TRUST ASSETS .........................21
          7.02 VOTING AND OTHER ACTION ............................21
          7.03 REPORTS OF THE TRUSTEE AND EMPLOYER ................21
          7.04 TRUSTEE FEES AND EXPENSES OF THE ACCOUNT ...........21
          7.05 CONCERNING THE TRUSTEE .............................22
          7.06 AMENDMENT ..........................................22
          7.07 RESIGNATION OR REMOVAL OF TRUSTEE...................22
          7.08 TERMINATION OF TRUST ...............................22
          7.09 MISCELLANEOUS ......................................22

ARTICLE VIII, PARTICIPANT ADMINISTRATIVE PROVISIONS

          8.01 BENEFICIARY DESIGNATION ............................23
          8.02 NO BENEFICIARY DESIGNATION..........................23
          8.03 PERSONAL DATA TO COMMITTEE..........................23
          8.04 ADDRESS FOR NOTIFICATION............................23
          8.05 ASSIGNMENT OR ALIENATION ...........................23
          8.06 NOTICE OF CHANGE IN TERMS ..........................24


          8.07 LITIGATION AGAINST THE TRUST .......................24
          8.08 INFORMATION AVAILABLE...............................24
          8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS ............24
          8.10 PARTICIPANT DIRECTION OF INVESTMENT ................24

ARTICLE IX, ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
PARTICIPANT'S ACCOUNTS

          9.01 MEMBERS' COMPENSATION, EXPENSES ....................25
          9.02 TERM ...............................................25
          9.03 POWERS .............................................25
          9.04 GENERAL ............................................25
          9.05 FUNDING POLICY .....................................25
          9.06 MANNER OF ACTION ...................................25
          9.07 INTERESTED MEMBER ..................................25
          9.08 INDIVIDUAL ACCOUNTS ................................25
          9.09 VALUE OF PARTICIPANT'S ACCRUED BENEFIT .............26
          9.10 ALLOCATIONS AND DISTRIBUTION OF NET INCOME
               GAIN OR lOSS .......................................26
          9.11 INDIVIDUAL STATEMENT................................26
          9.12 ACCOUNT CHARGED ....................................26
          9.13 MISSING BENEFICIARY ................................26

ARTICLE X, PROVISIONS RELATING TO INSURANCE

          10.01 INSURANCE BENEFIT OR ANNUITY ......................27
          10.02 FORM OF CONTRACT AND PREMIUM ......................27
          10.03 LIMITATION OF LIFE INSURANCE PROTECTION ...........27

ARTICLE XI, MISCELLANEOUS

          11.01 EVIDENCE ..........................................28
          11.02 NO RESPONSIBILITY FOR EMPLOYER ACTION .............28
          11.03 FIDUCIARIES NOT INSURERS ..........................28
          11.04 WAIVER OF NOTICE ..................................28
          11.05 SUCCESSORS.........................................28
          11.06 WORD USAGE ........................................28
          11.07 EMPLOYER'S RIGHT TO PARTICIPATE....................28
          11.08 EMPLOYMENT NOT GUARANTEED .........................28

ARTICLE XII, EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

          12.01 EXCLUSIVE BENEFIT .................................29
          12.02 AMENDMENT BY EMPLOYER..............................29
          12.03 AMENDMENT BY PLAN SPONSOR..........................30
          12.04 DISCONTINUANCE.....................................30
          12.05 MERGER/DIRECT TRANSFER.............................30
          12.06 TERMINATION........................................31

ARTICLE XIII, CODE SECTION 401(k) ARRANGEMENTS

          13.01 ELIGIBILITY........................................32
          13.02 SALARY REDUCTION AGREEMENT ........................32
          13.03 DEFINITIONS ....................................32-33
          13.04 ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION ......33
          13.05 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS ......33-34
          13.06 ACTUAL DEFERRAL PERCENTAGE TEST ...................34
          13.07 DISTRIBUTION OF EXCESS CONTRIBUTIONS...............35
          13.08 MATCHING CONTRIBUTIONS ............................35
          13.09 QUALIFIED MATCHING CONTRIBUTIONS ..................35
          13.10 LIMITATIONS ON MATCHING CONTRIBUTIONS ..........35-36
          13.11 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS ....36
          13.12 QUALIFIED NONELECTIVE CONTRIBUTIONS ...............36
          13.13 DISTRIBUTION REQUIREMENTS..........................37

PLAN DOCUMENT

                                   ARTICLE I
                                  DEFINITIONS

1.01 "EMPLOYER" means each employer who adopts this Plan by executing an Adoption Agreement.

1.02   "TRUSTEE" means Investors Fiduciary Trust Company.

1.03 "PLAN" means the retirement plan established or continued by the Employer in the form of this Agreement, including the Adoption Agreement which the Employer has executed.

1.04 "ADOPTION AGREEMENT" means the document executed by the Employer and the Trustee by which the Employer establishes or continues this Plan.

1.05 "PLAN ADMINISTRATOR" is the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to his other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA with respect to this Agreement.

1.06 "ADVISORY COMMITTEE" means the Employer's Advisory Committee as from time to time constituted.

1.07 "EMPLOYEE" means any employee of the employer maintaining the Plan or of any other employer required to be aggregated with such employer under Code Section 4l4(b), (c), (m) or (o). The term employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in Code Section 4l4(n) or (o).

1.08 "SELF-EMPLOYED INDIVIDUAL/OWNER-EMPLOYEE." "Self-Employed Individual" means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net earnings) for the taxable year from the trade or business for which the Plan is established. "Owner-Employee" means a Self-Employed Individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a partnership, "Owner-Employee" means a Self-Employed Individual who is a partner and owns more than 10% of either the capital or profits interest of the partnership.

1.09 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or during the preceding 12-month period:

       (A) is a 5% owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code Section 318, for an unincorporated entity);

       (B) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

       (C) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of Employees (based on Compensation for the relevant year);

       (D) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

       If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but not during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Advisory Committee will treat the highest paid officer as satisfying clause (d) for that year.

       For purposes of this Section, "Compensation" means Compensation as defined in Section 1.12, and Compensation must include: (i) elective deferrals under a Code Section 401(k) arrangement or under a Simplified Employee Pension maintained by the Employer; and (ii) amounts paid by the Employer which are not currently includible in the Employee's gross income because of Code Sections 125 (cafeteria plans) or 403(b) (tax-sheltered annuities). The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code Section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Advisory Committee will not treat as a separate Employee a family member (a spouse, a lineal ascendant or descendant, or a spouse of lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

       The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this
       Section 1.09 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

       The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.10 "PARTICIPANT" is any Employee other than a Member of a Collective Bargaining Unit who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

1.11 "BENEFICIARY" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

1.12 "COMPENSATION" means compensation as that term is defined in Section 3.18(b) of the Plan. If compensation for any prior plan year is taken into account in determining an employee's contributions or benefits for the current year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000. For any self-employed individual covered under the plan, compensation will mean earned income. Compensation shall include only that compensation which is actually paid to the participant during the applicable period. Except as provided elsewhere in this plan, the applicable period shall be the plan year. Furthermore, notwithstanding the above, the definition of compensation includes elective contributions made by the Employer on the Employee's behalf. "Elective contributions" are amounts excludible from the Employee's gross income under Code Section 402(a)(8) (relating to a Code
       Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan) or Code Section 403(b) (relating to a tax-sheltered annuity) and contributed at the Employee's election. The term "Compensation" does not include:

       (A) Employer contributions (other than "elective contributions") to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

       (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

       (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

       (D) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than "elective contributions," if elected in the Employer's Adoption Agreement.

       Any reference in this Plan to Compensation is a reference to the definition in this Section 1.12, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period.

       For any Plan Year beginning after December 31, 1988, the Advisory Committee must take into account only the first $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe under Code
       Section 415(d)) of any Participant's Compensation, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1,1990. If a plan determines compensation on a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. The $200,000
       Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under
       Section 1.09 and who is either (i) the Employee's spouse; or (ii) the Employee's lineal descendant who has not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity, the Advisory Committee will apply the contribution and allocation provisions of Article III by prorating the $200,000 (or adjusted) limitation among the affected individuals in proportion to each such individual's Compensation determined prior to application of this limitation.

PLAN DOCUMENT



         NONDISCRIMINATION. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees: Compensation means Compensation as defined in this Section 1.12.

         Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the participant is not a highly compensated employee (as defined in Code Section 414(g)) and contributions made on behalf of such participant are nonforfeitable when made.

1.13 "EARNED INCOME" means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the individual are a material income producing factor. The Advisory Committee will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. Net earnings are reduced by contributions by the employer to a qualified plan to the extent deductible under Code Section 404. The Advisory Committee will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and, for Plan Years beginning after December 31, 1989, the deduction allowed to the Self-Employed under Code
         Section 164(f) for self-employment taxes.

1.14 "ACCOUNT" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Employer's Plan.

1.15 "ACCRUED BENEFIT" means the amount standing in a Participant's Account(s) as of any date derived from both Employer contributions and Employee contributions and earnings thereon including rollovers whether vested before or after death and including the proceeds of insurance contracts on the participant's life, if any.

1.16 "NONFORFEITABLE" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued Benefit.

1.17 "PLAN YEAR" means the fiscal year, of the Plan, the consecutive month period specified in the Employer's Adoption Agreement. The Employer's Adoption Agreement also must specify the "Limitation Year" applicable to the limitations on allocations described in Article III. If the Employer maintains Paired Plans, each Plan must have the same Plan Year.

1.18 "EFFECTIVE DATE" of this Plan is the date specified in the Employer's Adoption Agreement.

1.19 "PLAN ENTRY DATE" means the first day of the Plan Year or the first day of the sixth month of the Plan Year.

1.20 "ACCOUNTING DATE" is the last day of an Employer's Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

1.21     "TRUST" means the separate Trust created under the Employer's Plan.

1.22 "TRUST FUND" means all property of every kind held or acquired by the Trustee under the Employer's Plan, other than incidental benefit insurance contracts.

1.23 "NONTRANSFERABLE ANNUITY" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than Kemper Investors Life Insurance Company. If the Trustee distributes an annuity contract, the contract must be a Nontransferable Annuity.

1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

l.25     "CODE" means the Internal Revenue Code of 1986, as amended.

1.26 "SERVICE" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. "Separation from Service" means a separation from Service with the Employer maintaining this Plan.

1.27     "HOUR OF SERVICE" means:


         (A) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties for the Employer. The Advisory Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

         (B) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

         (C) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated) for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

         The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section 1.27 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service. The Advisory Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

         An Employee for whom a record of hours worked is not maintained shall be credited with 45 Hours of Service for each week in which he or she completes at least one Hour of Service.

         Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

         Hours of service will also be credited for any individual considered an employee for purposes of this Plan under Code Section 414(n) or
         Section 414(o) and the regulations thereunder.

1.28 "DISABILITY" means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. The Plan considers a Participant disabled on the date the Advisory Committee determines the Participant satisfies the definition of disability. The Advisory Committee may require a Participant to submit to a physical examination in order to confirm disability. The Advisory Committee will apply the provisions of this Section 1.28 in a nondiscriminatory, consistent and uniform manner.

1.29     "SERVICE FOR PREDECESSOR EMPLOYER"
         If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with the predecessor employer.

1.30     "RELATED EMPLOYERS"
         A related group is a controlled group of corporations (as defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code
         Section 414(c)), or an affiliated service group (as defined in Code
         Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to the Execution Page of the Adoption Agreement or to a Participation Agreement to the Employer's Adoption Agreement. If one or more of the Employer's related group members becomes Participating Employers by executing a Participation Agreement to the Employer's Adoption Agreement, the term "Employer" includes the participating related group members, for all purposes of the Plan, and "Plan Administrator" means the Employer that is the signatory to the Execution Page of the Adoption Agreement.

         All Employees of the Employer or of any member of the Employer's related group, are eligible to participate in the Plan, irrespective of whether the related group member directly employing the Employee is a Participating Employer.

PLAN DOCUMENT

1.31     "LEASED EMPLOYEES"
         The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer determined in accordance with Code Section 414(n)(6) on a substantially full-time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this
         Section 1.31 of the Plan, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         SAFE HARBOR PLAN EXCEPTION. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code Section 415(c)(3) plus elective contributions (as defined in Section 1.12).

         OTHER REQUIREMENTS. The Advisory Committee must apply this Section
         1.31 in a manner consistent with Code Sections 414(n) and 414(o) and the regulations issued under those Code sections. If a Leased Employee is a Participant in the Plan and also participates in a defined contribution plan maintained by the leasing organization, then the Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

1.32     "SPECIAL RULES FOR OWNER-EMPLOYEES"
         The following special provisions and restrictions apply to Owner-Employees:

         If this plan provides contributions or benefits for one or more owner-employees who control both the business for which this plan is established and one or more other trades or businesses, this plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) for the employees of this and all other trades or businesses.

         If the plan provides contributions or benefits for one or more owner-employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for owner-employees under this plan.

         If an individual is covered as an owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an owner-employee, or two or more owner-employees, will be considered to control a trade or business if the owner-employee, or two or more owner-employees together:

         (1) own the entire interest in an unincorporated trade or business, or

         (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an owner-employee, or two or more owner-employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such owner-employee, or such two or more owner-employees, are considered to control within the meaning of the preceding sentence.

1.33 "TAXABLE WAGE BASE" means 100% of the taxable wage base as determined under Section 230 of the Social Security Act in effect on the first day of the plan year.

1.34 "PAIRED PLANS" means the Employer has adopted two Standardized Plan Adoption Agreements offered with this Kemper Retirement Plan Prototype Keogh/Corporate, one Adoption Agreement being a Paired Profit Sharing Plan and one Adoption Agreement being a Paired Pension Plan. A Paired Profit Sharing Plan may include a Code Section 401(k) arrangement. A Paired Pension Plan must be a money purchase pension plan. Paired Plans must be the subject of a favorable opinion letter issued by the National Office of the Internal Revenue Service.

1.35 "MEMBER OF A COLLECTIVE BARGAINING UNIT" means any employee who is included in a unit and whose terms and conditions of employment are covered by a collective bargaining agreement between the Employer and employee representatives which does not provide for participation in the Plan, provided that there is evidence that, in connection with such agreement, retirement benefits were the subject of good-faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer.

1.36 "DESIGNATED INVESTMENT COMPANY" means any registered investment company the investment manager or principal underwriter of which is Kemper Financial Services, Inc. or an affiliate.

                                   ARTICLE II
                             EMPLOYEE PARTICIPANTS

2.01     "ELIGIBILITY"
         Each Employee becomes a Participant in the Plan in accordance with the participation option selected by the Employer in its Adoption Agreement. If this Plan is a restated Plan, each Employee who was a Participant in the Plan on the day before the Effective Date continues as a Participant in the Plan.

2.02     "YEAR OF SERVICE - PARTICIPATION"
         For purposes of an Employee's participation in the Plan under Adoption Agreement Section 2.01, the Plan takes into account all of his Years of Service with the Employer, except that if an Employee has a Break in Service before satisfying the Plan's requirement for eligibility, Service before such break will not be taken into account. "Year of Service" means a 12 consecutive month period during which the Employee completes not less than 1,000 Hours of Service, measuring the beginning of the first 12 month period from the Employment Commencement Date, and each anniversary thereof. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

2.03     "BREAK IN SERVICE - PARTICIPATION"
         An Employee incurs a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Section 2.03 is the same 12 consecutive month period for which the Plan measures "Years of Service" under Section 2.02.

         TWO-YEAR ELIGIBILITY. If the Employer elects a 2 years of service condition for eligibility purposes under Adoption Agreement Section 2.01, the Plan treats an Employee who incurs a one year Break in Service and who has never become a Participant as a new Employee on the date he first performs an Hour of Service for the Employer after the Break in Service.

2.04     "PARTICIPATION UPON RE-EMPLOYMENT"
         A Participant whose employment terminates re-enters the Plan as a Participant on the date of his re-employment. An Employee who satisfies the Plans' eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his re-employment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with Adoption Agreement Section 2.01.

2.05     "CHANGE IN EMPLOYEE STATUS"
         If a Participant has not incurred a Separation from Service but ceases to be eligible to participate in the Plan, by reason of becoming a member of a Collective Bargaining Unit, the Advisory Committee must treat the Participant as an excluded employee during the period such a Participant is a Member of a Collective Bargaining Unit. The Advisory Committee determines a Participant's sharing in the allocation of Employer contributions by disregarding his Compensation paid by the Employer for services rendered in his capacity as a Member of a Collective Bargaining Unit. However, during such period of exclusion, the Participant, without regard to employment classification, continues to receive credit for vesting under Article V for each included Year of Service and the Participant' Account continues to share fully in Trust Fund allocations under Section 9.11.

         If an excluded employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an excluded employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

         In the event a participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a break in service, such employee will participate immediately upon returning to an eligible class of employees. If such participant incurs a break in service, eligibility will be determined under the break in service rules of the plan.

2.06     "ELECTION NOT TO PARTICIPATE"
         The Plan does not permit an otherwise eligible Employee nor any Participant to elect not to participate in the Plan.

PLAN DOCUMENT

                                  ARTICLE III

                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS:

SECTIONS 3.01 THROUGH 3.06

3.01     "AMOUNT"
         For each Plan Year, the Employer contributes to the Trust the amount determined by application of the contribution option selected by the Employer in its Adoption Agreement. The Employer may not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts.

         The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code Section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

         (A) The Employer made the contribution by mistake of fact; or

         (B) The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

         The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

3.02     "DETERMINATION OF CONTRIBUTION"
         The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

3.03     "TIME OF PAYMENT OF CONTRIBUTION"
         The Employer may pay its contribution for each Plan Year in one or more installments without interest. The Employer must make its contribution to the Trustee within the time prescribed by the Code or applicable Treasury regulations.

3.04     "RESERVED"

3.05     "ACCRUAL OF BENEFIT"
         The accrual of benefit shall be determined on the basis of the Plan Year. In determining the amount of the Employer contribution to a participant's account, only compensation with respect to that part of a Plan Year the employee is actually a participant shall be taken into account.

         Employer contributions will be allocated to each Participant who either completes 500 hours of service during the Plan Year or who is employed by the Employer on the last day of the Plan Year.

PART 2. LIMITATIONS ON ALLOCATIONS: SECTIONS 3.06 THROUGH 3.09

         [Note: Sections 3.06 through 3.09 apply only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan or in a welfare benefit fund as defined in Code
         Section 419(e) or an individual medical account as defined in Code
         Section 415(1)(2) maintained by the Employer.

3.06 The amount of Annual Additions which the Advisory Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

3.07 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Advisory Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated.

3.08 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

3.09 If, pursuant to Section 3.08 there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

         (A) The Advisory Committee will return any nondeductible voluntary Employee contributions to the Participant to the extent the return would reduce the Excess Amount.

         (B) If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

         (C) If, after the application of paragraph (b), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

         (D) The Advisory Committee will not distribute any Excess Amount(s) to Participants or to former Participants. If a suspense account is in existence at any time during a limitation year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer or any employee contributions may be made to the plan for that limitation year.

         [Note: Sections 3.10 through 3.15 apply if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Code Section 419(e) maintained by the Employer or an individual medical account, as defined in Code Section 415(1)(2) maintained by the Employer which provides an annual addition during any Limitation Year.]

3.10 The annual additions which may be credited to a participant's account under this plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the participant's account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the participant's account under this plan for the limitation year.

3.11 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the Advisory Committee may determine the amounts referred to in 3.10 above on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Advisory Committee will make this determination on a reasonable and uniform basis for all Participants similarly situated.

3.12 As soon as is administratively feasible after the end of the Limitation Year, the Advisory Committee will determine the amounts referred to in 3.10 on the basis of the Participant's actual Compensation for such Limitation Year.

3.13 If pursuant to Section 3.12, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Advisory Committee will determine the Amounts last allocated by treating the Annual Additions attributable to a welfare benefit fund or individual medical account as allocated first, irrespective of the actual allocation date under the welfare benefit fund.

3.14 If the Advisory Committee allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan equals the product of:

         (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code Section 415), times

         (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified master or prototype defined contribution plans (determined without regard to the limitations of Code Section 415).

3.15 The Advisory Committee will dispose of any Excess Amounts attributed to this Plan as provided in Section 3.09.

         [Note: Section 3.16 applies only to Participants who, in addition to this Plan, participate in one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan maintained by the Employer during the Limitation Year.]

PLAN DOCUMENT

3.16     "SPECIAL ALLOCATION LIMITATION"
         The amount of Annual Additions which the Advisory Committee may allocate under this Plan on behalf of any Participant are limited in accordance with the provisions of Section 3.10 through 3.15, as though the other plan were a Master or Prototype plan.

3.17     "DEFINED BENEFIT PLAN LIMITATION"
         If the Employer maintains a defined benefit plan, or has ever maintained a defined benefit plan which the Employer has terminated, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Participant for any Limitation Year must not exceed 1.0. The annual additions which may be credited to the participant's account under this plan for any limitation year will be limited in accordance with Section 3.17 of the adoption agreement. To the extent necessary to satisfy the limitations of this Section 3.17, the Employer will reduce the Participant's projected annual benefit under the defined benefit plan under which the Participant participates. The Employer also must provide in an addendum to its Adoption Agreement the manner in which the Plan will satisfy the top-heavy requirements of Code Section 416 after taking into account the existence (or prior maintenance) of the defined benefit plan.

3.18     "DEFINITIONS - ARTICLE III"
         For purposes of this Article III, the following terms mean:

         (A)     "ANNUAL ADDITION" - The sum of the following amounts
                 allocated on behalf of a Participant for a Limitation Year, of
                 (i) all Employer contributions; (ii) all forfeitures; and
                 (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m) and excess deferrals described in Code Section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.09. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(1)(2)) included as part of a defined benefit pension or annuity plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31,1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer. For this purpose, any excess amount applied in the limitation year to reduce employer contributions will be
                 considered annual additions for such   limitation year.

         (B)     "COMPENSATION" - For purposes of applying the limitations of
                 Part 2 of this Article III, "Compensation" means a participant's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), and excluding the following:

                 (I) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                 (II) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (III) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                 (IV) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludible from the gross income of the employee).

         For purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

         Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such participant would have received for the limitation year if the participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in Section 414(g) of the Code) and contributions made on behalf of such participant are nonforfeitable when made.

         (C) "EMPLOYER" - The Employer that adopts this Plan and any related employers described in Section 1.30. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.30 by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).

         (D) "EXCESS AMOUNT" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (E) "LIMITATION YEAR" - The period selected by the Employer under Adoption Agreement Section 1.17. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

         (F) "MASTER OR PROTOTYPE PLAN" - A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         (G) "MAXIMUM PERMISSIBLE AMOUNT" - The lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation under Code Section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                 Number of months in the short Limitation Year: 12
                 The 25% compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Code
                 Section 401(h) or 419A(f)(2) which is otherwise treated as an annual addition under Code Section 415(l)(1) or 419A(d)(2).

                 (H) "DEFINED CONTRIBUTION PLAN" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory Committee also will treat as a defined contribution plan an individual medical account (as defined in Code Section 415(1)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31,1985, a welfare benefit fund under Code
                 Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)).

         (I) "DEFINED BENEFIT PLAN" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

                 [Note: The definitions in paragraphs (j) and (k) apply only if the limitation described in Section 3.17 applies to the Employer's Plan.]

         (J) "DEFINED BENEFIT PLAN FRACTION" -PROJECTED annual benefit of the Participant under the defined benefit plan(s) The lesser of

                    (I) 125% of the dollar limitation determined under Code Section 415 (b) and (d) for the Limitation Year, or

                    (II) 140% of the Participant's average Compensation
                         for his high three (3) consecutive Years of Service

                 To determine the denominator of this fraction, the Advisory Committee will make any adjustment required under Code Section 415(b) and will determine a Year of Service, unless otherwise provided in an addendum to Adoption Agreement
                 Section 3.06, as a Plan Year in which the Employee completed at least 1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

                 CURRENT ACCRUED BENEFIT. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January
                 1, 1987), determined without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1986 Limitation Year.

PLAN DOCUMENT

                 Notwithstanding the above, if the participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1,1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
                 Section 415 for all limitation years beginning before January 1, 1987

         (k) "DEFINED CONTRIBUTION PLAN FRACTION" - Section 5.5 Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the participant 's compensation for such year.

                 If the employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (l) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                 The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                 The average compensation for the three consecutive years of service with the employer that produces the highest average.

                                   ARTICLE IV
                           PARTICIPANT CONTRIBUTIONS

4.01     "PARTICIPANT ON DEDUCTIBLE CONTRIBUTIONS"
         This Plan does not permit Participant nondeductible contributions. If, prior to the adoption of this Plan, the Plan accepted Participant nondeductible contributions for a Plan Year beginning after December 31, 1986, those contributions must satisfy the requirements of Code
         Section 401(m) and must be maintained in a separate account which will be nonforfeitable at all times. This Section 4.01 does not prohibit the Plan's acceptance of Participant nondeductible contributions prior to the first Plan Year commencing after the Plan Year in which the Employer adopts this Plan.

4.02     "PARTICIPANT DEDUCTIBLE CONTRIBUTIONS"
         The Plan will not accept Participant deductible contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the trust in the same manner as described in Section 9.10 of the Plan. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Article VI, joint and survivor annuity requirements (if applicable), the participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Advisory Committee.

4.03     "PARTICIPANT ROLLOVER CONTRIBUTIONS"
         Any Participant, with the Employer's written consent and after filing with the Employer the form prescribed by the Advisory Committee, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

         The Employer will invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Employer in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. The Employer will not have any investment responsibility with respect to a Participant's segregated rollover Account. The Participant, however, from time to time, may direct the Employer in writing as to the investment of his segregated rollover Account in shares of a Designated Investment Company, annuity contract(s) or life insurance sold or distributed by Kemper Financial Services, Inc. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Advisory Committee will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase or decrease in the fair market value of the assets of a segregated rollover Account solely to that Account. The Employer is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Employer will administer and distribute a rollover contribution in the same manner as any Employer contribution made to the Trust.

         An eligible Employee, prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his rollover contribution Account to him as if it were an Employer contribution Account.

4.04     "PARTICIPANT CONTRIBUTION - FORFEITABILITY"
         A Participant's Accrued Benefit is, at all times, 100% Nonforfeitable.

4.05     "PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION"
         A Participant, by giving prior written notice to the Trustee, may withdraw all or any part of the value of his Accrued Benefit derived from his Participant contributions described in this Article IV. A distribution of Participant contributions must comply with the joint and survivor requirements described in Article VI, if those requirements apply to the Participant. A Participant may not exercise his right to withdrawn the value of his Accrued Benefit derived from his Participant contributions more than once during any Plan Year. The Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Accrued Benefit attributable to his Participant contributions in accordance with the provisions of Article VI applicable to the distribution of the Participant's Nonforfeitable Accrued Benefit.

4.06     "PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT"
         The Advisory Committee must maintain, or must direct the Trustee to maintain, a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant contributions. A Participant's Accrued Benefit derived from his Participant contributions as of any applicable date is the balance of his separate Participant contribution Account(s). A separate account will be maintained by the trustee for the nondeductible employee contribution of each participant.

                                   ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01     "NORMAL RETIREMENT AGE"
         Normal Retirement Age is age 65.

5.02     "VESTING"
         All contributions made by or on behalf of each participant, together with all earnings thereon, shall immediately become, and at all times shall remain, fully vested in such participant, and nonforfeitable.

         The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

PLAN DOCUMENT



                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENT OF BENEFITS

6.01     "TIME OF PAYMENT OF ACCRUED BENEFIT"
         Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this
         Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse's consent. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. A distribution date under this Article VI unless otherwise specified within the Plan, is the 60th day of the Plan Year, or as soon as administratively practicable following that distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $3,500, the Advisory Committee must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

         If the value of a participant's vested account balance derived from employer and employee contribution exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the participant and the participant's spouse (or where either the participant or the spouse has died, the survivor) must consent to any distribution of such account balance.
         The consent of the participant and the participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid an annuity or any other form. The plan administrator shall notify the participant and the participant's spouse of the right to defer any distribution until the participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Section 6.04(E) of the plan, only the participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or to the extent that a distribution is required to satisfy Code Sections 401(a)(9) or 415. In addition, upon termination of this plan, if the plan does not offer an annuity option (purchased from a commercial provider) and if the employer or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), the participant's account balance may, without the participant's consent, be distributed to the participant. However, if any entity within the same controlled group as the employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) then the participant's account balance will be transferred, without the participant's consent, to the other plan if the participant does not consent to an immediate distribution.

         Notwithstanding the foregoing, only the participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the participant pursuant to Section 6.04(E) of the plan, only the participant need consent to the distribution for an account balance that is immediately distributable). Neither the consent of the participant nor the participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this plan, if the plan does not offer an annuity option (purchased from a commercial provider), the participant's account balance may, without the participant's consent, be distributed to the participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the
         Code) within the same controlled group.

         An account balance is immediately distributable if any part of the account balance could be distributed to the participant (or surviving spouse) before the participant attains or would have attained if not deceased the later of normal retirement age or age 62.

         For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

         (A) SEPARATION FROM SERVICE FOR A REASON OTHER THAN DEATH. For a Participant who separates from Service with the Employer for a reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

                 (1) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $3,500. In a lump sum, on the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

                 (2) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. In a form and at the time elected by the Participant, pursuant to Section 6.03. In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04), on the 60th day following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Age; (b) the Participant attains age 62; or (c) the Participant separates from Service. Notwithstanding the foregoing, the failure of a participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

                 (3) DISABILITY. If the Participant terminates employment because of disability, in lump sum, no later than the 60th day following the close of the Plan Year in which the participant terminates employment because of disability, subject to the requirements of this
                          Article VI and subject to the applicable mandatory commencement dates described in Paragraphs (1) and
                          (2).

         (B) REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Advisory Committee instead must direct the Trustee to make distribution under this Section 6.01 on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70-1/2. However, if the Participant, prior to incurring a Separation from Service, attained age 70-1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70-1/2 and for all subsequent years, the Participant was not a more than 5% owner (as defined in Section 1.09(a)), the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from Service, or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant attained age 70-1/2 during 1988 and did not incur a Separation from Service prior to January 1,1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.04) unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

                 (1) GENERAL RULE. The required beginning date of a participant is the first day of April of the calendar year following the calendar year in which the participant attains age 70-1/2.

                 (2) TRANSITIONAL RULES. The required beginning date of a participant who attains age 70-1/2 before January
                          1, 1988, shall be determined in accordance with (a) or
                          (b) below:

                          (A) NON-FIVE PERCENT OWNERS. The required beginning date of a participant who is not a five-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                          (B) FIVE-PERCENT OWNERS. The required beginning date of a participant who is a five-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                  (i)      the calendar year in which the
                                           participant attains age 70-1/2, or

                                  (ii)     the earlier of the calendar year
                                           with or within which ends the plan
                                           year in which the participant
                                           becomes a five-percent owner, or the
                                           calendar year in which the
                                           participant retires.

                 The required beginning date of a participant who is not a five-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                 (3) FIVE-PERCENT OWNER. A participant is treated as a five-percent owner for purposes of this section if such participant is a five-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the plan year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent plan year.

                 (4) Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the participant ceases to be a five-percent owner in a subsequent year.

         (C) DEATH OF THE PARTICIPANT. The Advisory Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death.

                 (1) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $3,500. The Advisory Committee, subject to the requirements of Section 6.04, must direct the Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

PLAN DOCUMENT

         (2) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEED $3,500. The Advisory Committee will direct the Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this Article
                 VI. In the absence of an election, subject to the requirements of Section 6.04, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the first distribution date following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the Advisory Committee receives notification of or otherwise confirms the Participant's death.

                 If the death benefit is payable to the Participant's surviving spouse in full, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form (other than a joint and survivor annuity) this Article VI would permit for a Participant.

                 Subject to Article VI Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a participant's interest and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this Article apply to the calendar year beginning after December 31, 1984.

                 All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

6.02     "METHOD OF PAYMENT OF ACCRUED BENEFIT"
         Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life or life expectancy of the Participant, or the joint and last survivor life or life expectancy of the Participant and an individual the Participant designates as his Beneficiary (his "designated Beneficiary").

         The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. To facilitate installment payments under this Article VI, the Advisory Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a separate Account. The Trustee will invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

         (A)     MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS.
                 The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute
                 his Nonforfeitable Accrued Benefit, under a method     of
                 payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code
                 Section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Section 8.01, subject to the requirements of the Code
                 Section 401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant valuation date, for contributions allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg.
                 Section 1.72-9. The Advisory Committee, only upon the participant's written request, will not compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. Otherwise, the Advisory Committee will redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

                 If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Year beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code
                 Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor.

                 For Plan Years beginning prior to January l, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

                 The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code Section 401(a)(9) and the applicable Treasury regulations.

         (B)     MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES.
                 If any portion of the Participant's interest is payable to a designated beneficiary, method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding (i) by December 31 of the calendar year containing the fifth anniversary of the Participant's; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70-1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Section Reg. 1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, may recalculate the life expectancy of the Participant's surviving spouse no more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant' surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

                 If the participant has not made an election pursuant to this
                 Section 6.02 by the time of his or her death, the participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

                 For purposes of this Section 6.02, if the surviving spouse dies after the participant, but before payments to such spouse begin, the provisions of this Section 6.02, with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the participant.

                 For the purposes of this Section 6.02, distribution of a participant's interest is considered to begin on the Participant's required beginning date (or the date distribution is required to begin to the surviving spouse). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                 APPLICABLE LIFE EXPECTANCY. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

PLAN DOCUMENT
                 DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section 6.02 above.

6.03     "BENEFIT PAYMENT ELECTIONS"
         Not earlier than 90 days before nor later than 30 days before the Participant's annuity starting date, the Plan Administrator must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

         If a Participant or Beneficiary makes an election prescribed by this
         Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section 6.02 and of Section 6.04. The Participant or Beneficiary must make an election under this Section
         6.03 by filing his election with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

         (A) PARTICIPANT ELECTIONS AFTER SEPARATE FROM SERVICE. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any distribution date, but not earlier than the first distribution date of the first Plan Year following the Participant's separation from service. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date. A Participant who has not separated from Service may elect distribution as of any distribution date following his attainment of Normal Retirement Age.

         (B) PARTICIPANT ELECTIONS PRIOR TO TERMINATION OF EMPLOYMENT. No distribution options are permitted prior to a Participant's Separation of Service.

         (C) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Nonforfeitable Accrued Benefit in a form and within a period permitted under Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

         (D)     TRANSITIONAL ELECTIONS. Notwithstanding the provisions of
                 Section 6.01 and 6.02, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Advisory Committee must distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that designation, subject however, to the requirements, if applicable, of Sections 6.04, 6.05 and 6.06. This Section 6.03(D) does not apply to a pre-1984 distribution designation, and the Advisory Committee will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code
                 Section 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued Benefit as of December
                 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death
                 Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or, (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section
                 6.02(A) if the election had not been in effect or, if the Beneficiary revokes the election, the amount which the Beneficiary would have received under Section 6.02(B) if the election had not been in effect. The Advisory Committee will apply this Section 6.03(D) to rollovers and transfers in accordance with Part J of the Code Section 401(a)(9) regulations.

6.04     "ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES"
         (A) JOINT AND SURVIVOR ANNUITY. The Advisory Committee must direct the Trustee to distribute a married or unmarried Participant's Nonforfeitable Accrued Benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05) within the 90 day period ending on the annuity starting date. The participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the plan. The earliest retirement age is the earliest date on which, under the plan, the participant could elect to receive retirement benefits. If, as of the annuity starting date, the participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Accrued Benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to not less than 50% and not more than 100% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Accrued Benefit. On or before the annuity starting date, the Advisory Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Accrued Benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Accrued Benefit is not greater than $3,500. This Section 6.04(A) applies only to a Participant who has completed at least one Hour of Service with the Employer after August 23, 1984.

         (B) PRE-RETIREMENT SURVIVOR ANNUITY. If a married Participant dies prior to his annuity starting date, the Advisory Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Accrued Benefit to the Participant's surviving spouse in the form of a pre-retirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect within the election period, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. The surviving spouse may elect to have such annuity distributed within a reasonable period after the participant's death. The period which begins on the first day of the plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation. A pre-retirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Accrued Benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the pre-retirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Accrued Benefit is attributable to those contributions. If the present value of the pre-retirement survivor annuity does not exceed $3,500, the Advisory Committee, on or before the annuity starting date (as determined under Section 6.01(C)), must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a pre-retirement survivor annuity. This
                 Section 6.04(B) applies only to a Participant who dies after August 22, 1984, and either (i) completes at least one Hour of Service with the Employer after August 22, 1984, or (ii) separated from Service with at least 10 Years of Service (as defined in Section 5.06) and completed at least one Hour of Service with the Employer in a Plan Year beginning after December 31, 1975.

         (C) SURVIVING SPOUSE ELECTIONS. If the present value of the pre-retirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the pre-retirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in
                 Section 6.02, and may elect either or any combination of the two forms of payment described in Section 6.02, in lieu of the pre-retirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the pre-retirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs (i) the Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

         (D) SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the pre-retirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with Sections 6.01, 6.02 and 6.03. For purposes of applying this Article VI, the Advisory Committee treats a former spouse as the Participant's spouse or surviving spouse, and a current spouse will not be treated as the spouse or surviving spouse, to the extent provided under a qualified domestic relations order described in Section 6.07. The provisions of this Section 6.04, and of Sections 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Accrued Benefit subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Accrued Benefit not subject to that order. The spouse (surviving spouse) is the spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

         (E) PROFIT SHARING PLAN EXCEPTION. If the Plan is a profit sharing plan, the preceding provisions of this Section 6.04 do not apply to any Participant in the Plan except: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code Section 417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 12.06; (2) a Participant who elects a life annuity distribution (if Section 12.02 of the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section
                 6.04 apply.

                 This Section shall apply to a participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied: (1) the participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a participant, the participant's vested account balance will be paid to the participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the participant's death. The account balance shall be adjusted for gains or losses occurring after the participant's death in accordance with the provision of the plan governing the adjustment of account balances for other types of distributions. This section Section 6.04(E) shall not be operative with respect to a participant in a profit-sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and
                 Section 417. If this Section 6.04(E) is operative, then the provisions of this Article, other than this Section 6.04, shall be inoperative.

         The participant may waive the spousal death benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.05 (other than the notification requirement referred to therein) that would apply to the participant's waiver of the qualified pre-retirement survivor annuity.

         For purposes of this Section 6.04(E), vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of
         Section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as Nonforfeitable Accrued Benefit.

6.05     "WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY"
         Not earlier than 90 days before nor later than 30 days before the Participant's annuity starting date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

         A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity) has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the participant without any further spousal consent;
         (c) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (d) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.07. A revocation of a prior waiver may be made by a participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in this Section 6.05.

         The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes the Participant does not have a spouse, the Plan Administrator is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent. Any consent obtained from a spouse shall be effective only with respect to such spouse.

6.06     "WAIVER ELECTION - PRE-RETIREMENT SURVIVOR ANNUITY"
         The Plan Administrator must provide a written explanation of the pre-retirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after an Employee becomes a Participant; (3) a reasonable period ending after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period ending after a fully subsidized pre-retirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the two-year period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1), (2), (3) and (4) do not apply and the Plan Administrator must provide the written explanation within the two-year period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the pre-retirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the pre-retirement survivor annuity or make a new waiver during the election period.

         A Participant's waiver election of the pre-retirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the pre-retirement survivor annuity is payable) satisfies the consent requirements described in
         Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the pre-retirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Plan Administrator will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his Separation from Service. If the participant thereafter returns to employment with the employer, the applicable period for such participant shall be redetermined. Pre-age 35 waiver: A participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the participant will attain age 35. Such election shall not be valid unless the participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 6.05. Qualified pre-retirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

         Notwithstanding the other requirements of this Section 6.06, the respective notices prescribed by this Section need not be given to a participant if (1) the plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified pre-retirement survivor annuity, and (2) the plan does not allow the participant to waive the qualified joint and survivor annuity or qualified pre-retirement survivor annuity and does not allow a married participant to designate a nonspouse beneficiary. For purposes of this
         Section 6.06, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the participant may result from the participant's failure to elect another benefit. Any consent obtained from a spouse shall be effective only with respect to such spouse.

6.07     "DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS"
         Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code
         Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan.
         A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (l) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and if the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
         Section 6.07 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

         The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

         If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Advisory Committee must make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Advisory Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Advisory Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

         To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks of other separate distribution to the alternate payee(s).

PLAN DOCUMENT


                                  ARTICLE VII
                           TRUSTEE, POWERS AND DUTIES

7.01     "INVESTMENT OF TRUST ASSETS"
         The Trustee shall accept and hold in the Trust such contributions of money on behalf of the Employer and Participants as it may receive from time to time, but not more frequently than once each month, from the Employer. All such contributions of money shall be accompanied by written instructions from the Employer specifying the Participants' sub-accounts to which they are to be credited, the amount to be invested in and the choice of Designated Investment Company stock, and by furnishing such instructions the Employer represents to the Trustee that the same are in accordance with any uniform rules adopted by the Employer and made known to Participants. If written instructions are not received, or if received, are in the opinion of the Trustee unclear, the Trustee may hold all or a portion of the contributions in cash without liability for rising security prices or distributions, pending receipt of written instructions or clarification. A Participant, through his Employer, may request an exchange of all or part of the investment company shares held hereunder for any other investment company shares eligible for purchase under the Plan, upon terms and conditions and within the limitations imposed by the then current prospectuses of the respective investment companies.

         Investment in shares of the Designated Investment Company shall be made at the price and in the manner in which such shares are then being publicly offered by such investment company. All dividends and capital gain distributions received on such shares shall be reinvested in such shares. If any distribution on shares of the fund may be received at the election of the shareholder in additional shares or in cash or other property, the Trustee shall elect to receive it in additional shares. Sales charges attributable to the acquisition of shares shall be charged to the account of the Participant for which such shares are acquired. All investment company shares acquired by the Trustee shall be registered in the name of the Trustee or of its registered nominee.

         The Employer shall remit directly to the insurance company any premiums life insurance or annuities which constitute contributions under the Plan, and the Trustee shall have no duty to account therefor. Any such life insurance and/or annuity contracts shall be issued in restricted and nontransferable form and be held by the Employer.

7.02     "VOTING AND OTHER ACTIONS"
         The Trustee shall deliver, or cause to be executed and delivered, to the Employer all notices, prospectuses, financial statements, proxies, and proxy soliciting material relating to shares of Designated Investment Company stock held pursuant to the Plan. The Trustee shall not vote any of the shares of the Fund held hereunder.

7.03     "REPORTS OF THE TRUSTEE AND EMPLOYER"
         The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions under this Trust. Not later than forty-five (45) days after the close of each Plan Year (or after the Trustee's resignation or removal pursuant to Section XI hereof), the Trustee shall file with the Employer and each Participant or Beneficiary for whom account is maintained by the Trustee under this Agreement a written report or reports reflecting the receipts, disbursements and other transactions effected by it during such Plan Year (or period ending with such resignation or removal) and the assets and liabilities of such account at its close. Upon the expiration of a period of sixty (60) days immediately following the date on which such reports are filed, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations or responsibility as shown in or reflected by such reports, except with respect to any such acts or transactions as to which written objections have been filed with the Trustee within such sixty day period.

         The Employer shall furnish to the Trustee, and the Trustee shall furnish to the Employer, such information relevant to the Plan and Trust as may be required under the Internal Revenue Code and any Regulations issued or forms adopted by the Treasury Department thereunder.

         The Trustee shall keep such records, make such identifications, and file with the Internal Revenue Service such returns and other information concerning the Trust as may be required of it under the Internal Revenue Code and any Regulations issued or forms adopted by the Treasury Department thereunder.

7.04     "TRUSTEE FEES AND EXPENSES OF THE ACCOUNT"
         Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Trust, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Trust, all other administrative expenses incurred by the Trustee in the performance of its duties including fees for legal services rendered to the Trustee, and such compensation to the Trustee as may be agreed upon from time to time between the Trustee and the Employer shall be paid from the assets of the Trust and shall, unless allocable to the Accounts of specific Participants, be charged proportionately to their respective accounts.

7.05     "CONCERNING THE TRUSTEE"
         The Trustee shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to Section V hereof, or any other action taken at the Employer's request. Nor shall the Trustee be responsible for the administration of the Plan, its validity or effect, or the qualification of the Plan or of the Trust Agreement under the provisions of the Internal Revenue Code. The Trustee shall not be required to examine the Plan or be charged with notice of its provisions. The Trustee shall not be required to take any action upon receipt of any notice from the Internal Revenue Service except to forward a copy thereof to the Employer with a request for written instructions. The Employer shall at all times fully indemnify and save harmless the Trustee, its successors and assigns, from and against any and all loss resulting from liability to which the Trustee may be subject by reason of any act or conduct (except willful misconduct or gross negligence) in its capacity as Trustee hereunder, including all expenses reasonably incurred in its defense, in case the Employer fails to provide such defense. The Trustee shall be under no duty to take any action other than as herein specified with respect to the Trust unless the Employer shall furnish the Trustee with instructions in proper form and as authorized by the terms of the Plan; or to defend or engage in any suit with respect to the Trust unless the Trustee shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Trustee. The Trustee shall be protected in acting upon any written order from the Employer or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and, so long as it acts in good faith, in taking or omitting to take any other action. The Trustee shall not be liable for interest on any cash or cash balances maintained in the Trust pending investment in accordance with appropriate directions from the Employer.

7.06     "AMENDMENT"
         If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in the prototype Plan and will be considered an individually designed plan.

7.07     "RESIGNATION OR REMOVAL OF TRUSTEE"
         The Trustee may resign at any time upon thirty (30) days notice in writing to the Employer, and may be removed by the Employer at any time upon thirty (30) days notice in writing to the Trustee. Upon such resignation or removal, the Employer shall appoint a successor Trustee. Upon receipt by the Trustee of written acceptance of such appointment by the successor Trustee, the Trustee shall transfer and pay over to such successor the assets of the Trust Account and all records pertaining thereto. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Trust or on or against the Trustee, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Trustee. The successor Trustee shall hold the assets paid over to it under terms similar to those of this Agreement that qualify under section 401 of the Code. If within thirty (30) days after the Trustee's resignation or removal the Employer has not appointed a successor Trustee which has accepted such appointment, the Trustee shall, unless it elects to terminate the Trust pursuant to Section XII, appoint such successor itself.

7.08     "TERMINATION OF TRUST"
         The Trustee may elect to terminate the Trust if within thirty (30) days after its resignation or removal pursuant to Section X the Employer has not appointed a successor Trustee which has accepted such appointment. The Trustee shall terminate the Trust upon receiving notice of the Employer's death, if the Employer is a sole proprietor, or upon receiving notice of the termination of the partnership, if the Employer is a partnership, or upon receiving notice of the dissolution of the corporation, if the Employer is a corporation, unless provision is made by a successor to the business of the Employer for the continuation of the Plan and this Agreement upon terms satisfactory to the Trustee.

         Termination of the Trust shall be effected by distributing all assets thereof to the Participants and their designated beneficiaries pursuant to the direction of the Employer (or in the absence of such direction as determined by the Trustee), as on the termination of the Plan. Upon the completion of such distribution, the Trustee shall be relieved from all further liability with respect to all amounts so paid.

7.09     "MISCELLANEOUS"
         At no time shall it be possible for any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

         Any notice from the Trustee to the Employer, Participant or Beneficiary provided for in this Agreement shall be effective if sent by first class mail to the last address of record.

         Upon receipt of a written request from the Employer, the Trustee shall transfer the assets in the Trust for a Participant to any other qualified plan maintained by the Employer for the benefit of such Participant; and the Trustee shall have no further liability under the Plan and Trust with respect to any assets so transferred.

         This Agreement shall bind and inure to the benefit of the personal representatives, successors and assigns of the Employer and the Trustee.

PLAN DOCUMENT


                                  ARTICLE VIII
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01     "BENEFICIARY DESIGNATION"
         Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) on event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

         COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article VI) to the Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the pre-retirement survivor annuity is not valid; and (2) if the Participant dies prior to his annuity starting date, the Beneficiary designation will apply only to the portion of the death benefit which is not payable as a pre-retirement survivor annuity.

         PROFIT SHARING PLAN EXCEPTION. If the Plan is a profit sharing plan, and the Employer elects to apply the joint and survivor requirements only to Participants described in Section 6.04(E), the Beneficiary designation of a married Participant who is not described in Section 6.04(E) is not valid unless the Participant's spouse consents (in a manner described in Section 6.05) to the Beneficiary designation. The spousal consent requirement in this paragraph does not apply if the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

8.02     "NO BENEFICIARY DESIGNATION"
         If a Participant fails to name a Beneficiary in accordance with
         Section 8.01, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Accrued Benefit as prescribed by the Participant's Beneficiary form, then the Trustee will pay the Participant's Accrued Benefit in accordance with
         Section 6.02 in the following order of priority:

         (A)     The Participant's surviving spouse;

         (B) The Participant's surviving children, including adopted children, in equal shares;

         (C)     The Participant's surviving parents, in equal shares; or

         (D) The legal representative of the estate of the last to die of the Participant and his Beneficiary.

         The Advisory Committee will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02. If a benefit is forfeited because the participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the participant or beneficiary.

8.03     "PERSONAL DATA TO COMMITTEE"
         Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory Committee advises each Participant of the effect of his failure to comply with its request.

8.04     "ADDRESS FOR NOTIFICATION"
         Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

8.05     "ASSIGNMENT OR ALIENATION"
         Subject to Code Section 414(p) relating to qualified domestic relations orders or domestic relations orders entered into before January 1, 1985, neither a Participant nor a Beneficiary may anticipate, assign or alienate voluntarily or involuntarily (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

8.06     "NOTICE OF CHANGE IN TERMS"
         The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

8.07     "LITIGATION AGAINST THE TRUST"
         A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

8.08     "INFORMATION AVAILABLE"
         Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator must furnish him with a copy of any item listed in this Section 8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

8.09     "APPEAL PROCEDURE FOR DENIAL OF BENEFITS"
         The Plan Administrator must provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

         (A)     The specific reason for the denial;

         (B) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

         (C) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

         (D) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75-day period will render the Advisory Committee's determination final, binding and conclusive.

         If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Advisory Committee will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

         The Plan Administrator's notice of denial of benefit must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

8.10     "PARTICIPANT DIRECTION OF INVESTMENT"
         A Participant has the right to direct the Employer with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Employer consents in writing to permit such direction. If the Employer consents to Participant direction of investment, the Employer and each Participant must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Employer will follow any Participant direction as respects the investment or re-investment of any part of the Participant's individual Account. The Employer is not liable for any loss, nor is liable for any breach, resulting from a Participant's direction of the investment of any part of his individual Account.

PLAN DOCUMENT



                                   ARTICLE IX
                              ADVISORY COMMITTEE -
                  DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

9.01     "MEMBERS' COMPENSATION, EXPENSES"
         The Employer must appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, including the expense for any bond required under ERISA.

9.02     "TERM"
         Each member of the Advisory Committee serves until the appointment of his successor.

9.03     "POWERS"
         In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

9.04     "GENERAL"
         The Advisory Committee has the following powers and duties:

                 (A) To select a Secretary, who need not be a member of the Advisory Committee;

                 (B) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

                 (C) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

                 (D) To enforce the terms of the Plan and the rules and regulations it adopts;

                 (E) To direct the Trustee as respects the crediting and distribution of the Trust;

                 (F) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

                 (G) To furnish the Employer with information which the Employer may require for tax or other purposes;

                 (H) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

                 (I) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with the provisions of the Code.

                 The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

9.05     "FUNDING POLICY"
         The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives.

9.06     "MANNER OF ACTION"
         The decision of a majority of the members appointed and qualified controls.

9.07     "INTERESTED MEMBER"
         No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

9.08     "INDIVIDUAL ACCOUNTS"
         The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan.

         The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.

9.09     "VALUE OF PARTICIPANT'S ACCRUED BENEFIT"
         The value of each Participant's Accrued Benefit consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Employer on the Participant's life.

         For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the date of the distribution.

9.10     "ALLOCATIONS AND DISTRIBUTION OF NET INCOME GAIN OR LOSS"
         A "valuation date" under this Plan is each Accounting Date. As of each valuation date, the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

         The assets of the trust will be valued annually at fair market value as of the last day of the plan year. On such date, the earnings and losses of the trust will be allocated to each participant's account in the ratio that such account balance bears to all account balances.

         TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, for amounts charged during the valuation period to the Accounts in accordance with Section 9.12 (relating to distributions) and Section
         10.01 (relating to insurance premiums), for the cash value of incidental benefit insurance contracts and for the amount of any Account which the Trustee has fully distributed since the immediately preceding valuation date. The Advisory Committee subject to Section 9.12, will allocate the net income, gain or loss pro rata to the adjusted Participant Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

         SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expense or loss it incurs.

         ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.10. If the Employer's Plan includes a Code Section 401(k) arrangement, the Employer may specify in its Adoption Agreement alternate valuation provisions authorized by that Adoption Agreement. This Section 9.10 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions in accordance with Article III.

9.11     "INDIVIDUAL STATEMENT"
         As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory Committee, has the right to inspect the records reflecting the Account of any other Participant.

9.12     "ACCOUNT CHARGED"
         The Advisory Committee will charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

9.13     "MISSING BENEFICIARY"
         If the Employer shall be unable to locate any Beneficiary entitled to receive payment of any death benefit payable hereunder, after reasonable search, for a period of two years after such benefit becomes payable, the amount of such benefit shall cease to be payable to such Beneficiary, and shall become payable instead to the personal representative of such former Participant.

PLAN DOCUMENT

                                   ARTICLE X

                        PROVISIONS RELATING TO INSURANCE

10.01       "INSURANCE BENEFIT ANNUITY"
            The Employer in accordance with the direction of the respective Participants in accordance with any uniform rules adopted by the Employer and made known to Participants may elect to invest contributions to the Plan in incidental life insurance benefits or one or more annuity contracts distributed by Kemper Financial Services, Inc. or an affiliate, provided, however, that:

            (A) ORDINARY LIFE. The premiums paid for ordinary life insurance on the life of a Participant must at all times be less than 50% of the Employer contributions made on behalf of such Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums.

            (B) TERM. The premiums paid for term, universal and all other life insurance which is not ordinary life insurance on the life of any Participant may not exceed 25% of the Employer contributions made on behalf of such Participant.

            (C) COMBINATION. If both ordinary life and term insurance are purchased on the life of any Participant, the sum of the term insurance premium plus one-half of the ordinary life premiums may not exceed 25% of the Employer contributions made on behalf of such Participant.

            (D) ANNUITIES. The terms of any annuity contract purchased and distributed by the Plan to a Participant shall comply with the requirements of this Plan.

                 Such direction of the participant's creates a segregated asset account. Except as provided in this Section 10.01 and Section 8.10, each participant will have a ratable interest in all assets of the trust. It will be the Employer's responsibility to see that the limitations of this Article X are not exceeded.

10.02       "FORM OF CONTRACT AND PREMIUM"
            The Employer shall apply for any contract under this Article X and each application for contract, and the contracts themselves, shall nominate and designate the Participant as sole owner, but each contract shall be held by the Employer and shall be restricted and not transferable.

            The Employer shall pay directly to the insurance company all amounts pursuant to an election under this Article X and shall charge the premiums on any such contract(s) against the contributions by or on behalf of such Participant. After payment of any premium, the Employer shall remit the balance of such contributions to the Trustee hereunder. The Employer shall hold all contracts issued under the Plan and fully account for same to the Trustee upon written request.

            In the event of any conflicts between the terms of this Plan and the terms of any insurance contracts hereunder, the Plan provisions shall control.

            Any dividends or credits earned on insurance contracts will be allocated to the participant's account derived from employer contributions for whose benefit the contract is held.

10.03       "LIMITATION OF LIFE INSURANCE PROTECTION"
            The Employer shall not continue any life insurance protection for any Participant beyond his actual termination of employment.

            If the Employer holds any insurance contract(s) on the life of a Participant when the Participant terminates his employment, subject to Article VI, the Employer shall transfer the contract(s) to the Participant endorsed so as to vest in the transferee all right, title and interest to the contract(s), free and clear of the Plan; subject, however, to restrictions as to surrender or payment of benefits as the issuing insurance company may permit and as the Employer shall direct.

            Subject to Article VI, Joint and Survivor Annuity Requirements, the contracts on a participant's life will be converted to cash or an annuity or distributed to the participant upon commencement of benefits.

                            ARTICLE XI MISCELLANEOUS

11.01     "EVIDENCE"
          Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

11.02     "NO RESPONSIBILITY FOR EMPLOYER ACTION"
          Neither the Trustee nor the Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer must be by its Board of Directors or its designate.

11.03     "FIDUCIARIES NOT INSURERS"
          The Trustee, the Advisory Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

11.04     "WAIVER OF NOTICE"
          Any person entitled to notice under the Plan may waive the notice.

11.05     "SUCCESSORS"
          The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Advisory Committee, the Plan Administrator and their successors.

11.06     "WORD USAGE"
          Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

11.07     "EMPLOYER'S RIGHT TO PARTICIPATE"
          If the Employer's Plan fails to attain or retain qualification under section 401 of the Code, the Plan will no longer participate in this Kemper Simplified Prototype Retirement Plan and will be considered an individually-designed plan.

11.08     "EMPLOYMENT NOT GUARANTEED"
          Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification of amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

PLAN DOCUMENT

                                  ARTICLE XII
                   EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

12.01     "EXCLUSIVE BENEFIT"
          Any contribution made by the employer because of a mistake of fact must be returned to the employer within one year of the contribution. In the event that the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the employer must be returned to the employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

12.02     "AMENDMENT BY EMPLOYER"
          The Employer may change the choice of options in the adoption agreement and add overriding language in the adoption agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the plan to be treated as individually designed. An employer that amends the plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d), will no longer participate in this master or prototype plan and will be considered to have an individually designed plan.

          No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee.

          If the plan's vesting schedule is amended, or the plan is amended in any way that directly or indirectly affects the computation of the participant's nonforfeitable percentage or if the plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each participant with at least 3 years of service with the employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the plan without regard to such amendment or change. For participants who do not have at least one hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five years of service" for "three years of service" where such language appears.

          The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

          (1) 60 days after the amendment is adopted;

          (2) 60 days after the amendment becomes effective; or

          (3) 60 days after the participant is issued written notice of the amendment by the employer or plan administrator.

          Furthermore, if the vesting schedule of a plan is amended, in the case of an employee who is a participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the plan without regard to such amendment.

          CODE SECTION 411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code Section 412(c)(8), and may not reduce or eliminate Code Section 411 (d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code
          Section 411 (d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or
          (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause
          (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

          The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective. See Section 11.08 for the effect of certain amendments adopted by the Employer.

12.03     "AMENDMENT BY PLAN SPONSOR"
          The Plan Sponsor, without the Employer's consent, may amend the Plan and Trust, from time to time, in order to conform the Plan and Trust to any requirement for qualification of the Plan and Trust under the Internal Revenue Code. The Plan Sponsor may not amend the Plan in any manner which would modify any election made by the Employer under the Plan without the Employer's written consent.

          For purposes of sponsoring organization amendments, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

12.04     "DISCONTINUANCE"
          The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

          (A)  The date terminated by action of the Employer;

          (B) The date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorizes continued maintenance of the Plan;

          (C) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser must substitute itself as the Employer under this Plan.

          In the event of a complete discontinuance of contributions under the plan, the account balance of each affected participant will be nonforfeitable.

12.05     "MERGER/DIRECT TRANSFER"
          The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer (if the plan is then terminated), the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

          The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Advisory Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan.

          The Trustee, after August 9,1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code
          Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section 13.06; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type. Any direct transfer of assets from a defined benefit plan after August 9, 1988, which is not an elective transfer will render the Employer's Plan individually designed.



          DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(K). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

PLAN DOCUMENT


12.06     "TERMINATION"
          Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

          (1) If the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed $3,500, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

          (2) If the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

               To liquidate the Trust, the Advisory Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph
               (2). The Trust will continue until the Trustee in accordance with the direction of the Advisory Committee has distributed all of the benefits under the Plan.

               On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the Amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 12.06.

               DISTRIBUTION RESTRICTIONS UNDER CODE SECTION 401(K). If the Employer's Plan includes a Code Section 401(k) arrangement or if transferred assets described in Section
               13.06 are subject to the distribution restrictions of Code Sections 401(k)(2) and (10), the special distribution provisions of this Section 12.06 are subject to the restrictions of this paragraph. The portion of the Participant's Nonforfeitable Accrued Benefit attributable to elective contributions (or to amounts treated under the Code
               Section 401(k) arrangement as elective contributions) is not distributable on account of Plan termination, as described in this Section 12.06, unless: (a) the Participant otherwise is entitled under the Plan to a distribution of that portion of his Nonforfeitable
               Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A successor plan under clause (b) is a defined contribution plan (other than an ESOP) maintained by the Employer (or by a related employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

               In the event of the termination or partial termination of the plan, the account balance of each affected participant will be nonforfeitable.

                                  ARTICLE XIII
                            CODE SECTION 401(k) ARRANGEMENTS

13.01     "ELIGIBILITY"
          This Article XIII applies to an Employer's Plan only if the Plan includes a Code Section 401(k) arrangement.

          An employee's eligibility to make Elective Deferrals may not be conditioned upon the completion of more than one (1) year of service or the attainment of more than age twenty-one (21). An employee's eligibility to receive Matching Contributions, Qualified Matching Contributions, or Qualified Nonelective Contributions may be conditioned upon the completion of up to two (2) years of service. No contributions or benefits (other than Matching Contributions or Qualified Matching Contributions) may be conditioned upon an employee's Elective Deferrals.

          The Employer must specify a reasonable period in the Adoption Agreement of at least once each calendar year during which a participant may elect to commence Elective Deferrals. Such election may not be made retroactively. A participant's election to commence elective Deferrals must remain in effect until modified or terminated.

          The Employer must also specify in the Adoption Agreement a reasonable period at least once each calendar year to terminate an election or to modify the amount or frequency of his or her Elective Deferrals.

13.02     "SALARY REDUCTION AGREEMENT"
          The Employer will elect in its Adoption Agreement the terms of the Code Section 401(k) arrangement under the Plan.

          Any Employee eligible to participate in the Plan may file a salary reduction agreement with the Advisory Committee. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II);
          (ii) the execution date of the Employee's salary reduction agreement;
          (iii) the date the Employer adopts the Code Section 401(k) arrangement by executing the Adoption Agreement; or (iv) the effective date of the Code Section 401(k) arrangement, as specified in the Employer's Adoption Agreement. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.12) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation. The Employer will specify in Adoption Agreement Section 3.01 the rules and restrictions applicable to the Employee's salary reduction agreements, however, under no circumstances, may a salary reduction agreement or other deferral mechanism be adopted retroactively.

13.03     "DEFINITIONS"
          For purposes of this Article XIII:

          (1) "ACTUAL DEFERRAL PERCENTAGE" shall mean, for a specified group of participants for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such participant for the Plan Year to (2) the participant's Compensation for such Plan Year to (whether or not the employee was a participant for the entire Plan Year). Employer contributions on behalf of any participant shall include: (1) any Elective Deferrals made pursuant to the participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an employee who would be a participant but for the failure to make Elective Deferrals shall be treated as a participant on whose behalf no Elective Deferrals are made.

          (2) "AGGREGATE LIMIT" shall mean the sum of (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the plan subject to Code
                      Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii), if it would result in a larger Aggregate Limit.

          (3) "AVERAGE CONTRIBUTION PERCENTAGE" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

          (4) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the participant's Contribution Percentage Amounts to the participant's Compensation for the Plan Year (whether or not the employee was a participant for the entire Plan Year).

PLAN DOCUMENT


          (5) "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the participant for the Plan Year. If so elected in the adoption agreement the employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

          (6) "ELECTIVE DEFERRALS" shall mean any employer contributions made to the plan at the election of the participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral is the sum of all Employer contributions made on behalf of such participant pursuant to an election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code
                      Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

          (7) "ELIGIBLE PARTICIPANT" shall mean any employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

          (8) "EXCESS AGGREGATE CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

                      (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                      (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

          (9) "EXCESS CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

                      (a) The aggregate amount of employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                      (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

          (10) "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals that are includible in a participant's gross income under Section 402(g) of the Code to the extent such participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the plan.

          (11) "MATCHING CONTRIBUTION" shall mean an employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an Employee Contribution made by such participant, or on account of a participant's Elective Deferral, under a plan maintained by the employer.

          (12) "QUALIFIED NONELECTIVE CONTRIBUTIONS" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the employer and allocated to participants' accounts that the participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

13.04     "ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION"
          No participant shall be permitted to have Elective Deferrals made under this plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

13.05     "DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS"
          A participant may assign to this plan any Excess Elective Deferrals made during a taxable year of the participant by notifying the plan administrator on or before the date specified in the adoption agreement of the amount of the Excess Elective Deferrals to be assigned to the plan.

          Notwithstanding any other provision of the plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

          Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:
          (1) income or loss allocable to the participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such participant's Excess Elective Deferrals for the year and the denominator is the participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

13.06     "ACTUAL DEFERRAL PERCENTAGE TEST"
          The Actual Deferral Percentage (hereinafter "ADP") for participants who are Highly Compensated Employees for each Plan Year and the ADP for participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (1) The ADP for participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (2) The ADP for participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for participants who are Highly Compensated Employees does not exceed the ADP for participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

                      SPECIAL RULES:

                      1. The ADP for any participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                      2. In the event that this plan satisfies the requirements of Ssections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this Section shall be applied by determin-ing the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                      3. For purposes of determining the ADP of a participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such participant shall include the Elective Deferrals (and, if applicable Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for participants who are Nonhighly Compensated Employees and for participants who are Highly Compensated Employees.

                      4. For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                      5. The employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions of Qualified Matching Contributions, or both, used in such test.

                      6. The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

PLAN DOCUMENT

13.07     "DISTRIBUTION OF EXCESS CONTRIBUTIONS"
          Notwithstanding any other provision of this plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(g)(6) of the Code in the manner prescribed by the regulations.

          Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the plan.

          Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the participant's Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contribution account or both) for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess contributions for the year and the denominator is the participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Accounting for Excess Contributions: Excess Contributions shall be distributed from the participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the participant's Elective Deferral account and Qualified Matching Contribution account.

13.08     "MATCHING CONTRIBUTIONS"
          If elected by the employer in the adoption agreement, the employer will make Matching Contributions to the plan.

13.09     "QUALIFIED MATCHING CONTRIBUTIONS"
          If elected by the employer in the adoption agreement, the employer will make Qualified Matching Contributions to the plan.

13.10     "LIMITATIONS ON MATCHING CONTRIBUTIONS"
          The ACP for participants who are Highly Compensated Employees for each Plan Year and the ACP for participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (A) The ACP for participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (B) The ACP for participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for participants who are Highly Compensated Employees does not exceed the ACP for participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

                      SPECIAL RULES:
                      1. Multiple Use: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the employer and the sum of the ADP or ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP or ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP or ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP or ACP of the Nonhighly Compensated Employees.

                      2. For purposes of this Section, the Contribution Percentage for any participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                      3. In the event that this plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                      4. For purposes of determining the Contribution percentage of a participant who is a five-percent owner or one of the most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for participants who are Nonhighly Compensated Employees and for participants who are Highly Compensated Employees.

                      5. For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                       6. The employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                       7. The determination and treatment of the Contribution Percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

13.11     "DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS"
          Notwithstanding any other provision of this plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to participants whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to participants who are subject to the family member aggregation rules of Section 414(g)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the plan.

          Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess Aggregate Contributions for the year and the denominator is the participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be distributed on a pro rata basis from the participant's Matching Contribution account and qualified Matching Contribution account (and, if applicable, the participant's Qualified Nonelective Contribution account or Elective Deferral account, or both).

          Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 13.03(10) and then determining Excess Contributions pursuant to Section 13.03(9).

13.12     "QUALIFIED NONELECTIVE CONTRIBUTIONS"
          The employer may elect to make Qualified Nonelective Contributions under the plan on behalf of employees as provided in the adoption agreement.

          In addition, in lieu of distributing Excess Contributions as provided in Section 13.07 of the plan, or Excess Aggregate Contributions as provided in Section 13.11 of the plan, and to the extent elected by the employer in the adoption agreement, the employer may make Qualified Nonelective Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

PLAN DOCUMENT


13.13     "DISTRIBUTION REQUIREMENTS"
          Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a participant or his or her beneficiary or beneficiaries, in accordance with such participant's or beneficiary or beneficiaries election, earlier than upon separation from service, death, or disability.

          Such amounts may also be distributed upon:

          1. Termination of the plan without the establishment of another defined contribution plan.

          2. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

          3. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

          4.          The attainment of age 59-1/2.

                      All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

IRS Letters

        Serial No. D257426a
        Serial No. D257427a
        Dated: 3/19/91

                             AMENDATORY AGREEMENT
       Adoption of 401(a)(31) Model Amendment (Revenue Procedure 93-12)


Kemper Growth Fund, as Prototype Plan Sponsor ("Sponsor"), makes this Amendatory Agreement to the Kemper Retirement Plan Prototype.

                                  WITNESSETH

        WHEREAS, it is necessary to amend the Prototype Plan basic plan document to provide plan participants with the option of electing a direct transfer of any eligible rollover distribution to an eligible retirement plan; and

        WHEREAS, the Prototype Plan gives the Sponsor authority, without the approval of any adopting employer, to make amendments necessary to conform the Prototype Plan to any requirement for qualification under the Internal Revenue Code.

        NOW THEREFORE, in consideration of the above premises, the Sponsor as designated agent for all sponsoring organizations for purposes of making plan amendments hereby amends the Prototype Plan to include the following amendment, as an appendix to the basic plan document. This amendment, which is identical to the model language in the Appendix of Revenue Procedure 93-12, applies to any plan maintained by an employer under the Prototype Plan.

                       APPENDIX TO BASIC PLAN DOCUMENT


ARTICLE VI

6.02(C). THIS ARTICLE APPLIES TO DISTRIBUTIONS MADE ON OR AFTER JANUARY 1,
1993.

        Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under the Article, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

6.02(D). DEFINITIONS.

        (1) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is on of a series of substantially equal periodic payments (not less frequently than annually) make for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (2) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (3) DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        (4) DIRECT ROLLOVER: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

With respect to each adopting employer's plan maintained under this Prototype Plan, this amendment is effective as of January 1, 1993.

IN WITNESS WHEREOF, the Sponsor has executed this Amendatory Agreement on the 20th day of January, 1993.

        Kemper Growth Fund

        By  /s/ Paul Murphy
            -----------------------------------------------------------
             "Sponsor's" Authorized Representative

                               APPENDIX ARTICLE B

RESOLVED, that Kemper Growth Fund ("Sponsor"), in its capacity as a prototype sponsoring organization under IRS Revenue Procedure 89-9, amend the Prototype Plan basic plan document by adopting Appendix Article B, a copy of which is attached to this resolution. The amendment will be effective for all adopting employers of the Prototype Plan for plan years beginning after December 31, 1993.

Adopted this seventeenth day of February, 1994.

                                 Kemper Financial Services, Inc.
                      By:                    Paul Murphy
                          -------------------------------------------
                              *Sponsor's Authorized Representative

                                   ARTICLE B
                        APPENDIX TO BASIC PLAN DOCUMENT

          This Article is necessary to comply with the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) and is an integral part of the basic plan document. Section 11.07 applies to any modification or amendment of this Article.

          In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

Kemper Financial Services, Inc.
120 South LaSalle Street
Chicago, IL  60603